ADVANCED COMMUNICATIONS



               INTERNATIONAL MASTER FRANCHISE AGREEMENT

                                Between

                          ACCESS POWER, INC.,
                         a Florida corporation

                              (Franchisor)

                                  and

                      ACCESS POWER CANADA, INC.,
                        a Federal  corporation

                          (Master Franchisee)


                         Dated: April 26, 1998



                      Master Franchise Territory:

                                Canada

         ACCESS POWER INTERNATIONAL MASTER FRANCHISE AGREEMENT

BACKGROUND                                                                        6

ARTICLE 1 - APPOINTMENT                                                           7

  SECTION 1.1 GRANT.                                                              7
  SECTION 1.2 MASTER FRANCHISE TERRITORY.                                         7
  SECTION 1.3 EXCLUSIVITY.                                                        7

ARTICLE 2 - DUTIES OF THE FRANCHISOR                                              8

  SECTION 2.1 TRAINING.                                                           8
  SECTION 2.2 LOAN OF THE ACCESS POWER MANUALS.                                   8
  SECTION 2.3 ASSISTANCE AND SUPPORT.                                             9
  SECTION 2.4 PRIVATE LABEL PRODUCTS.                                             10
  SECTION 2.5 LIQUIDATED DAMAGES FOR SALE OF PROHIBITED PRODUCTS OR
              SERVICES.                                                           10
  SECTION 2.6 LICENSES.                                                           11
  SECTION 2.7 DUTIES SOLELY TO THE MASTER FRANCHISEE.                             11
  SECTION 2.8 THE FRANCHISOR'S RIGHT TO DELEGATE DUTIES.                          11

ARTICLE 3 - DUTIES OF THE MASTER FRANCHISEE                                       12

  SECTION 3.1 MANAGEMENT OF MASTER FRANCHISEE OPERATIONS.                         12
  SECTION 3.2 TRAINING OF EMPLOYEES AND FRANCHISEES.                              12
  SECTION 3.3 HIRING AND TRAINING OF EMPLOYEES.                                   12
  SECTION 3.4 FRANCHISE SALES.                                                    12
  SECTION 3.5 PRE-OPENING ASSISTANCE TO FRANCHISEES.                              13
  SECTION 3.6 CONTINUED ASSISTANCE AND SUPPORT OF FRANCHISEES.                    13
  SECTION 3.7 OTHER OBLIGATIONS AND REQUIREMENTS.                                 14
  SECTION 3.8 INSURANCE.                                                          15
  SECTION 3.9 WAIVER OF SUBROGATION.                                              16
  SECTION 3.10 EFFECT OF FRANCHISOR INSURANCE.                                    16
  SECTION 3.11 FAILURE TO MAINTAIN INSURANCE.                                     16
  SECTION 3.12 CONFIDENTIALITY.                                                   16
  SECTION 3.13 COMPLIANCE WITH FRANCHISE AGREEMENTS.                              16

ARTICLE 4 - FEES, COMPENSATION AND INCENTIVES                                     17

  SECTION 4.1 MASTER FRANCHISE FEE.                                               17
  SECTION 4.2 MASTER FRANCHISE FEE RELIEF.                                        17
  SECTION 4.3 ADDITIONAL MASTER FRANCHISE FEE PAYMENT TERMS.                      17
  SECTION 4.4 POPULATION COVERAGE INCENTIVE.                                      18
  SECTION 4.5 ROYALTIES AND OTHER FEES.                                           18

ARTICLE 5 - BILLING AND PAYMENTS                                                  19

  SECTION 5.1 STANDARD BILLING PRACTICES.                                         19
  SECTION 5.2 SPECIAL SERVICES BILLING.                                           19
  SECTION 5.3 BILLING OF USAGE ACROSS THE NETWORK.                                19
  SECTION 5.4 INTEREST ON LATE PAYMENTS; LATE CHARGE.                             19
  SECTION 5.5 PAYMENT TO THE FRANCHISOR; CURRENCY.                                20
  SECTION 5.6 WITHHOLDING TAXES; VALUE-ADDED TAXES AND OTHER TAXES.               20
  SECTION 5.7 COLLATERAL ASSIGNMENT OF FRANCHISE AGREEMENTS.                      21


ARTICLE 6 - OPERATION OF MASTER FRANCHISEE IP TELEPHONY UNITS                     21

  SECTION 6.1 ADVERTISING.                                                        21
  SECTION 6.2 LINK AND MONITOR OF IP TELEPHONY UNITS.                             21
  SECTION 6.3 FRANCHISOR TEMPORARY OPERATION OF MASTER FRANCHISEE IP
               TELEPHONY UNIT(S).                                                 21
  SECTION 6.4 OPERATIONAL REQUIREMENTS.                                           22

ARTICLE 7 - PROPRIETARY PROPERTY                                                  23

  SECTION 7.1 THE FRANCHISOR'S REPRESENTATIONS AS TO THE PROPRIETARY MARKS.       23
  SECTION 7.2 THE MASTER FRANCHISEE'S USE AND SUBLICENSE OF THE
              PROPRIETARY PROPERTY.                                               24
  SECTION 7.3 INFRINGEMENT BY THE MASTER FRANCHISEE.                              24
  SECTION 7.4 CLAIMS AGAINST THE PROPRIETARY PROPERTY.                            25
  SECTION 7.5 INDEMNIFICATION OF THE MASTER FRANCHISEE.                           25
  SECTION 7.6 THE FRANCHISOR'S RIGHT TO MODIFY THE PROPRIETARY MARKS.             25
  SECTION 7.7 OWNERSHIP; INUREMENT SOLELY TO THE FRANCHISOR.                      25
  SECTION 7.8 FRANCHISOR RESERVATION OF RIGHTS.                                   26

ARTICLE 8 - ACCESS POWER MANUALS AND OTHER CONFIDENTIAL INFORMATION               26

  SECTION 8.1 IN GENERAL.                                                         26
  SECTION 8.2 CONFIDENTIAL USE.                                                   26
  SECTION 8.3 PERIODIC REVISIONS.                                                 27
  SECTION 8.4 PRIOR INFORMATION.                                                  27

ARTICLE 9 - ACCOUNTING AND RECORDS                                                27

  SECTION 9.1 BOOKS AND RECORDS.                                                  27
  SECTION 9.2 REPORTS AND STATEMENTS.                                             28
  SECTION 9.3 REVIEW AND AUDIT BY THE FRANCHISOR.                                 28
  SECTION 9.4 CONFIDENTIALITY.                                                    28
  SECTION 9.5 MASTER FRANCHISEE NAME, HOME ADDRESS AND TELEPHONE NUMBER.          28

ARTICLE 10 - TRANSFER OF INTEREST                                                 29

  SECTION 10.1 TRANSFER BY THE FRANCHISOR.                                        29
  SECTION 10.2 TRANSFER BY MASTER FRANCHISEE.                                     29
  SECTION 10.3 THE FRANCHISOR'S RIGHT OF FIRST REFUSAL.                           31
  SECTION 10.4 SECURITIES OFFERINGS BY THE MASTER FRANCHISEE.                     32

ARTICLE 11 - DEFAULT AND TERMINATION                                              33

  SECTION 11.1 TERMINATION BY THE MASTER FRANCHISEE.                              33
  SECTION 11.2 TERMINATION BY THE FRANCHISOR - WITHOUT NOTICE.                    34
  SECTION 11.3 TERMINATION BY THE FRANCHISOR - AFTER NOTICE.                      34
  SECTION 11.4 TERMINATION BY THE FRANCHISOR - AFTER NOTICE AND RIGHT TO CURE.    35
  SECTION 11.5 TERMINATION   NON-PARTY INITIATED.                                 35

ARTICLE 12 - OBLIGATIONS OF THE MASTER FRANCHISEE UPON TERMINATION OR EXPIRATION  36

  SECTION 12.1 PAYMENT OF OUTSTANDING AMOUNTS.                                    36
  SECTION 12.2 RETURN OF MATERIALS.                                               36
  SECTION 12.3 LOSS OF EXCLUSIVITY; CESSATION OF SALES; CESSATION OF SERVICES.    36
  SECTION 12.4 CHANGE OF CORPORATE NAME.                                          37
  SECTION 12.5 COMPETITION DIFFERENTIATION.                                       37

ARTICLE 13 - INDEPENDENT COVENANTS OF THE MASTER FRANCHISEE                       37

  SECTION 13.1 DEVOTION TO THE SALE AND SERVICE OF FRANCHISES.                    37
  SECTION 13.2 DIVERSION OF BUSINESS; COMPETITION AND INTERFERENCE WITH THE
                FRANCHISOR.                                                       37
  SECTION 13.3 MODIFICATION OF COVENANTS.                                         39
  SECTION 13.4 INDEPENDENT COVENANTS.                                             39

ARTICLE 14 - INDEPENDENT CONTRACTOR AND INDEMNIFICATION                           39

  SECTION 14.1 INDEPENDENT STATUS.                                                39
  SECTION 14.2 INDEMNIFICATION.                                                   39

ARTICLE 15 - REPRESENTATIONS AND WARRANTIES                                       40

  SECTION 15.1 NO RELIANCE.                                                       40
  SECTION 15.2 REPRESENTATIONS OF THE FRANCHISOR.                                 40
  SECTION 15.3 REPRESENTATIONS OF THE MASTER FRANCHISEE; OPINION OF COUNSEL.      40
  SECTION 15.4 ACKNOWLEDGEMENT OF RISK.                                           41


ARTICLE 16 - MEDIATION AND ARBITRATION; EQUITABLE RELIEF                          42

  SECTION 16.1 MEDIATION AND ARBITRATION.                                         42
  SECTION 16.2 EXCEPTIONS TO MEDIATION AND ARBITRATION; EQUITABLE RELIEF.         43

ARTICLE 17 - TERM                                                                 43

  SECTION 17.1 MASTER FRANCHISE TERM.                                             43
  SECTION 17.2 OPTION TO OBTAIN SUCCESSOR ACCESS POWER INTERNATIONAL MASTER
                FRANCHISE AGREEMENT.                                              44
  SECTION 17.3 REINSTATEMENTS AND EXTENSIONS.                                     44

ARTICLE 18 - DEFINITIONS                                                          44

  SECTION 18.1 DEFINITIONS.                                                       44
  SECTION 18.2 OTHER DEFINITIONAL PROVISIONS.                                     48

ARTICLE 19 -GENERAL PROVISIONS                                                    48

  SECTION 19.1 RELEASE OF PRIOR CLAIMS.                                           48
  SECTION 19.2 AMENDMENTS.                                                        48
  SECTION 19.3 PROMOTIONAL ALLOWANCES.                                            49
  SECTION 19.4 MODIFICATION OF THE SYSTEM.                                        49
  SECTION 19.5 BINDING EFFECT.                                                    49
  SECTION 19.6 NOTICES.                                                           49
  SECTION 19.7 HEADINGS.                                                          50
  SECTION 19.8 SEVERABILITY.                                                      50
  SECTION 19.9 WAIVERS.                                                           50
  SECTION 19.10 ENFORCEMENT COSTS.                                                51
  SECTION 19.11 JURISDICTION AND VENUE.                                           51
  SECTION 19.12 REMEDIES CUMULATIVE.                                              51
  SECTION 19.13 EFFECTIVENESS; COUNTERPARTS.                                      51
  SECTION 19.14 CONSENTS, APPROVALS AND SATISFACTION.                             52
  SECTION 19.15 GOVERNING LAW.                                                    52
  SECTION 19.16 INTERPRETATION.                                                   52
  SECTION 19.17 ENTIRE AGREEMENT.                                                 53
  SECTION 19.18 SURVIVAL.                                                         53

  SECTION 19.19 FORCE MAJEURE.                                                    53
  SECTION 19.20 THIRD PARTIES.                                                    53
  SECTION 19.21 RIGHT OF PARTIES.                                                 53
  SECTION 19.22 LANGUAGE.                                                         53
  SECTION 19.23 WAIVER OF PUNITIVE DAMAGES CLAIMS.                                54
  SECTION 19.24 WAIVER OF JURY TRIAL.                                             54

FORM OF ACCESS POWER FRANCHISE AGREEMENT                                          56

TRADEMARKS GRANTED AND FILED                                                      57

VOCAL TEC GATEWAY SOFTWARE LICENSE AGREEMENT                                      58

DEPLOYMENT/PERFORMANCE SCHEDULE                                                   59

COLLATERAL ASSIGNMENT OF FRANCHISE AGREEMENTS                                     60

RIDER TO UCC-1 FINANCING STATEMENT                                                64


         ACCESS POWER INTERNATIONAL MASTER FRANCHISE AGREEMENT


     THIS INTERNATIONAL MASTER FRANCHISE AGREEMENT IS SIGNED ON APRIL 26, 1998, BETWEEN ACCESS POWER, INC., A FLORIDA CORPORATION (THE
"FRANCHISOR") AND ACCESS POWER CANADA, INC., A FEDERAL CORPORATION
(THE "MASTER FRANCHISEE").

BACKGROUND

     A. The Franchisor has developed and owns a special advanced communications system under the trade name "Access Power Advanced Communications" that offers Internet telephony products and services to the global consumer marketplace, with an emphasis on marketing to businesses and individual consumers.

     B.   The distinguishing characteristics of the System include:
Private Label Products; Software; uniform standards and procedures for business operations; customer billing; training in the operation, management and promotion of the Access Power Franchise; promotional programs; customer development and service techniques; other technical assistance; and ongoing research and development.

     C. The Franchisor desires to engage the Master Franchisee as a subfranchisor of Access Power Franchises in the Master Franchise
Territory and the Master Franchisee desires to be so engaged.

     D. The Master Franchisee recognizes the benefits to be derived from receiving a Master Franchise from the Franchisor to operate its own IP Telephony Units, establish, sell and service Access Power Franchises in the Master Franchise Territory and desires to enter into this International Master Franchise Agreement subject to the conditions and controls prescribed in this Agreement and to receive the benefits provided by the Franchisor in connection with this Agreement.

     E. The Franchisor has reviewed the application of the Master Franchisee and has decided to award an International Master Franchise to the Master Franchisee pursuant to the terms of this Agreement.

     F. The Master Franchisee has had sufficient opportunity to be advised thoroughly of the terms and conditions of this Agreement by advisors of the Master Franchisee's own choosing, has had an opportunity to review the Franchisor's current U.S. form of Franchise Offering Circular and has made an independent investigation of the Franchisor's operations, and the Master Franchisee and the Franchisor have concluded an agreement that they reduce to this written document, which is intended to fully set forth as between the parties all of their understanding and agreements, representations and warranties pertaining to their relationship and which terms are acknowledged by the parties to be material and reasonable.

     G. The Franchisor is aware of the Master Franchisee's desire to provide long distance telephone service Offnet (without use of the Internet). Franchisor will permit the Master Franchisee to market and sell Offnet services under the Access Power name. Master Franchisee can offer Offnet long distance telephone service based upon least cost routing and quality considerations.

     The parties agree as follows:

                        ARTICLE 1 - APPOINTMENT
                        -----------------------

     Section 1.1 Grant.
                 -----

     The Franchisor grants to the Master Franchisee and the Master Franchisee accepts from the Franchisor, subject to the terms contained in this Agreement, the right to, within the Master Franchise Territory, operate its own IP Telephony Units and sell Franchises to Franchisees pursuant to the form of Franchise Agreement attached as Exhibit A, as it may be amended from time to time only upon the mutual written agreement of the parties. The Master Franchisee is permitted to adapt the form of Franchise Agreement to reflect the laws, commercial usage, customs and business realities of the federal and provincial laws of Canada and to use a form of Franchise Agreement that is consistent with the form of other commercial agreements in use in Canada.

      Section 1.2  Master Franchise Territory.
                   --------------------------

     (a) DEFINITION. The Master Franchisee agrees that the Master Franchise confers the exclusive right to operate its own IP Telephony Units and sell Franchises to be located in Canada (the "Master
Franchise Territory").

     (b) PROVINCE OF ALBERTA. The Master Franchisee shall not "trade in a franchise" in the Province of Alberta, as such term is defined in the Franchises Act of Alberta, as amended, nor engage in any conduct in or related to the Province of Alberta which would be a violation of any applicable law, rule or regulation thereof until: (seq level3
\*romani) the Franchisor has been granted an exemption in respect to this Master Franchise; and (seq level3 \*romanii) the Master
Franchisee is properly registered as a subfranchisor or otherwise complied with the Act. For application under the Franchises Act of Alberta, the Franchisor shall be responsible for the development and presentation of franchise documents, including costs associated therewith. The Franchisor shall be responsible for obtaining the exemption or approval and the Master Franchisee shall be responsible for all expenses associated therewith, including, but not limited to administrative costs, filing costs, and registration fees. Nothing herein is intended to prevent the Master Franchisee from operating its own IP Telephony Unit(s) in the Province of Alberta, if such operation is not in violation of any applicable law, rule or regulation thereof, including, but not limited to the Franchises Act of Alberta, as amended.

      Section 1.3  Exclusivity.
                   -----------

     (a) IP TELEPHONY UNITS. During the Agreement Term and provided that the Master Franchisee has not defaulted upon any of its obligations under this Agreement, the Franchisor shall not itself, nor grant the right to any third party to, sell any Franchises nor install or operate any IP Telephony Units within the Master Franchise Territory nor originate any traditional long distance service therein. Upon termination or expiration of this Agreement, the Franchisor shall not be bound by the restrictions in this Section, notwithstanding any agreed upon continuation of this Agreement.

     (b) SERVICE SALES. In addition, the Master Franchisee understands the Franchisor network marketing program where independent sales representatives sell Private Label Products and secure subscriptions for Franchisor services within the Master Franchise Territory. Master Franchisee receives no override or other commission in connection with the sales by such independent sales representatives. However, Master Franchisee recognizes the benefit to be received in terms of additional usage of its own and its Franchisee's IP Telephony Units.

                  ARTICLE 2 - DUTIES OF THE FRANCHISOR
                  ------------------------------------

     The Franchisor shall provide the Master Franchisee with the following assistance and services so long as such assistance and services are necessary for the operation of the Master Franchisee's business and provided the Master Franchisee is not in default under this Agreement:

     SECTION 2.1   TRAINING.
                   --------

     (a) INITIAL TRAINING. The Franchisor shall provide 5 days of Initial Training for up to 4 Trainees at the Master Franchisee's location in Toronto, Canada. All Trainees must be acceptable to the Franchisor. In addition to a written test, Initial Training includes instruction in marketing, promotion and advertising, sales techniques, servicing of Franchisees and computer applications at a time scheduled by the Franchisor. The Franchisor shall provide, at its expense, instructors, facilities, training materials and technical training tools in connection with Initial Training. The Master Franchisee shall be responsible for all expenses of the Trainees in attending Initial Training including all travel, lodging and meal expenses. All costs and expenses incurred to have additional employees or agents of the Master Franchisee attend Initial Training, including reasonable training fees, shall be borne by the Master Franchisee, and are subject to the prior written approval of the Franchisor.

     (b)  FAILURE TO COMPLETE INITIAL TRAINING.  In the event any
Trainee fails to complete satisfactorily Initial Training, as determined by the Franchisor, the Master Franchisee must: (iii) have the Trainee retrained; or (2) hire another Trainee to complete Initial Training. Any Initial Training which is required as a result of the failure of any Trainee to satisfactorily complete the training will be conducted at the at the expense of the Master Franchisee including all travel, lodging and meal expenses of attendee(s) and trainers and reasonable facility and training fees.

     (c) CONTENT. The content of, operation of, and manner of conducting Initial Training shall be in the sole control of the Franchisor.

     (d) ATTEND FRANCHISEE'S CORPORATE MANAGEMENT TRAINING. The Master Franchisee must also attend at least one session of the Franchisor's Corporate Management Training for Franchisees to learn to operate its own IP Telephony units and to more fully understand and coordinate its training of Franchisees. There shall be no fees or costs charged by the Franchisor for such Corporate Management Training program.

     (e) REFRESHER OR ADDITIONAL TRAINING. The Franchisor from time to time may provide refresher training programs, seminars or advanced management training for the Master Franchisee at a facility designated by the Franchisor which may be required, at the option of the Franchisor. Such training shall not be required more often than once a year. The Master Franchisee shall be responsible for costs and expenses associated with all travel, meals and lodging for the Master Franchisee's attendees but there shall be no fees or costs charged by the Franchisor for the programs, seminars or training. Required refresher or additional training may take any form of training as the Franchisor may choose, including, but not limited to CD-ROM and long distance learning via videoconference.

     SECTION 2.1  LOAN OF THE ACCESS POWER MANUALS.
                  --------------------------------

     The Franchisor shall loan to the Master Franchisee one registered copy of the Access Power Manuals (with periodic revisions as required), it being the Franchisor's practice to deliver to the Master Franchisee the Access Power Manuals at or shortly before the time of Initial Training. The Master Franchisee shall be responsible for any translation of the Access Power Manuals and all future updates and modifications into French and for dissemination of the Access Power Manuals to Franchisees.

     SECTION 2.3  ASSISTANCE AND SUPPORT.
                  ----------------------

     (a) SALE OF PRODUCTS AND EQUIPMENT. The Franchisor will sell to the Master Franchisee for its use and resale to Franchisees the Access Power Telephony Gateway Server at prevailing wholesale prices. Gateway Server purchases are non-refundable and cannot be paid in installments. Such sales will be inclusive of the necessary Gateway software licensing fees. The sale shall occur and title shall pass in the United States. All shipments shall be F.O.B. point of origin or determined by the Franchisor. The Master Franchisee shall be responsible for their shipment and importation into Canada. The Master Franchisee is not required to obtain equipment for itself nor its Franchisees from Franchisor, as long as any equipment to be used in the provision of the services hereunder meets the specific technical requirements set forth by Franchisor and are available to the Master Franchisee upon written request. This fee includes the licensing of the Gateway software if purchased from Franchisor.

     (b) PURCHASES FROM FRANCHISOR OR FRANCHISOR AFFILIATES. Master Franchisee must purchase or license from Franchisor or Franchisor Affiliates the Private Label Products and other items that Franchisor require if implemented on a System-wide basis.

     (c) AUTHORIZED SPECIFICATIONS AND SUPPLIERS. Master Franchisee must purchase or lease equipment, supplies, inventory, advertising materials and other products and services used for the operation of Master Franchisee Access Power Franchise solely from authorized manufacturers, contractors and other suppliers who demonstrate, to Franchisor continuing reasonable satisfaction: (seq level3 \*romani) the ability to meet Franchisor standards and specifications for these items; (seq level3 \*romanii) possess adequate quality controls and capacity to supply Master
Franchisee needs promptly and reliably; and (seq level3 \*romaniii) have been approved in writing by Franchisor and not later disapproved. Franchisor will use Franchisor best reasonable efforts to negotiate agreements with suppliers that, in Franchisor good faith belief, are in the best interest of all Access Power franchisees. Franchisor may approve a single supplier for any brand and may approve a supplier only as to a certain brand or brands. In approving suppliers for the System, Franchisor may take into consideration factors like the price and quality of the products or services and the supplier's reliability. Franchisor may concentrate purchases with 1 or more suppliers to obtain the lowest prices and/or the best advertising support and/or services for any group of Franchise Units or Company
Units. Approval of a supplier may be conditioned on requirements on the frequency of delivery, standards of service, warranty policies including prompt attention to complaints, and concentration of purchases, as stated above, and may be temporary, pending Franchisor additional evaluation of the supplier.

     (d) APPROVAL OF NEW SPECIFICATIONS AND SUPPLIERS. If Master Franchisee propose to purchase or lease any equipment, supplies, inventory, advertising materials or other products or services for the provision of IP Telephony services from an unapproved supplier, Master Franchisee must submit to Franchisor a written request for approval, or request the supplier to do so. Franchisor will have the right to require, as a condition of Franchisor approval, that Franchisor representatives be permitted to inspect the supplier's facilities, and that samples from the supplier be delivered, at Franchisor option, either to Franchisor or to an independent, certified laboratory designated by Franchisor for testing. Franchisor is not liable for damage to any sample that results from the testing process. Master Franchisee will pay a charge not to exceed the reasonable cost of the inspection and the actual cost of the testing. Franchisor reserve the right, at Franchisor option, to reinspect the facilities and products of any approved supplier and continue to sample the products at the supplier's expense and to revoke approval upon the supplier's failure to continue to meet Franchisor standards and specifications. Franchisor may also require as a condition to Franchisor approval, that the supplier present satisfactory evidence of insurance, for example, product liability insurance, protecting Franchisor and Franchisor franchisees against all claims from the use of the item within the System.

     (f) FIELD CONSULTANTS. Subject to the availability of special consultants, as determined by the Franchisor, the Franchisor will, upon written request by the Master Franchisee, assist and provide a special consultant to render on-site assistance to the Master Franchisee or its Franchisees at the Master Franchisee's cost, including the costs of meals, lodging, travel and wages as determined by the then standard hourly consultant fees charged by the Franchisor.

     (g) ADVISORY ASSISTANCE. The Franchisor shall provide continuing advisory assistance to the Master Franchisee in the sale of Franchises and the operation and promotion of a franchised business as the Franchisor deems advisable, which will include telephone assistance (provided that all telephone calls will be at the expense of the Master Franchisee), and which may also include Software training and assistance, communication of new developments, improvements in equipment and supplies, and new techniques in advertising, service and management which are relevant to the operation of a franchised business.

     (h) PROMOTIONS. The Franchisor will assist the Master Franchisee in promotions as the Franchisor, in its discretion, deems appropriate and will make available at no additional fee or cost to the Master Franchisee copies or samples of all advertising and promotional items used or developed by the Franchisor or in association with the System, including novelty items, advertising brochure, flyers and advertisements.

     (j) RESEARCH AND DEVELOPMENT. The Franchisor shall continue to research and develop new products and services, introductions and techniques as deemed appropriate by the Franchisor in its sole and absolute discretion. Franchisor must approve any additional products that the Master Franchisee comes up with before sale thereof under the Access Power tradename.

     SECTION 2.4   PRIVATE LABEL PRODUCTS.
                   ----------------------

     Franchisor has developed certain Private Label Products for use in the System. Due to the importance of quality control and uniformity of these Private Label Products, it is to the mutual benefit of the parties that Franchisor closely control the production of the Private Label Products, Master Franchisee agree that Master Franchisee will purchase from Franchisor or from an approved source Franchisor designate and license, all of Master Franchisee needed supplies of the Private Label Products. All products sold by or through Franchisor or Franchisor Affiliates to Master Franchisee will be sold in accordance with the terms expressly stated in writing by Franchisor or the manufacturer of the products.

     SECTION 2.5  LIQUIDATED DAMAGES FOR SALE OF PROHIBITED PRODUCTS OR
                  SERVICES.
                  ------------------------------------------------------

     The Franchisee agrees that the offer to sell or the sale of unauthorized or prohibited products and services will result in damages to the Franchisor. The Franchisee agrees these damages will be measured as $1,500 for each day of the prohibited offer or sale, payable to the Franchisor upon demand. These damages are in addition to the Franchisor's other rights or remedies, including the Franchisor's right strictly to enforce or terminate this Agreement as provided in this Agreement and obtain injunctive relief, except to the extent any other rights are excluded by law in light of this Section. The parties agree that a precise calculation of the full extent of the damages that the Franchisor will incur from the offer or sale of unauthorized products and services is difficult to determine and the Franchisor and the Franchisee desire certainty in this matter and agree that the liquidated damages are reasonable and are not a penalty.

     SECTION 2.6  LICENSES.
                  --------

     (a) PROPRIETARY MARKS. Subject to the terms of this Agreement, the Franchisor licenses to the Master Franchisee the right to use and to sublicense to its Franchisees the right to use the "Access Power Advanced Communications" trade name and other Proprietary Property as set forth currently in Exhibit B and as may be amended at the discretion of the Franchisor.

     (B) LICENSE OF THE VOCALTEC GATEWAY SOFTWARE. Subject to this Agreement, the Master Franchisee agrees to enter into a license agreement with VocalTec for its VocalTec Gateway Software pursuant to the License Agreement stated in Exhibit C.

     SECTION 2.7  DUTIES SOLELY TO THE MASTER FRANCHISEE.
                  --------------------------------------

     All of the duties and obligations of the Franchisor under this Agreement are solely to the Master Franchisee. No other party is entitled to rely on, enforce, or obtain relief for breach of such obligations either directly or by subrogation.

     SECTION 2.8  THE FRANCHISOR'S RIGHT TO DELEGATE DUTIES.
                  -----------------------------------------

     The Master Franchisee acknowledges the Franchisor's right to delegate any or all of the duties of the Franchisor under this Agreement to a Designee. The Master Franchisee shall be required to discharge its duties in all respects with such Designee to the extent requested by the Franchisor, from time to time, in the same manner with which the Master Franchisee is otherwise required to do so with the Franchisor.


                ARTICLE 3 - DUTIES OF THE MASTER FRANCHISEE
                -------------------------------------------

     The Master Franchisee shall perform the following duties on an exclusive, full-time, best efforts basis:

     SECTION 3.1  MANAGEMENT OF MASTER FRANCHISEE OPERATIONS.
                  ------------------------------------------

     The Manager must devote his or her best full-time efforts to the management and operation of Master Franchisee business and such related activities, which are approved in writing by the Franchisor. Master Franchisee agree that Master Franchisee operations require the day-to-day supervision of a Manager at all times Master Franchisee operations are open for business. The Manager, and all successive Managers, if any, are required to complete Corporate Management Training before managing Master Franchisee operations, unless Franchisor otherwise agree in writing.

     SECTION 3.2   TRAINING OF EMPLOYEES AND FRANCHISEES.
                   -------------------------------------

     The Master Franchisee shall train its and its Franchisee's employees in accordance with the terms of the individual Franchise Agreement for each Access Power Advanced Communications Franchise in the Master Franchise Territory and shall train according to the standards, policies and procedures prescribed by the Franchisor in the Access Power Manuals and any other written communications from the Franchisor to the Master Franchisee from time to time.

     SECTION 3.3   HIRING AND TRAINING OF EMPLOYEES.
                   --------------------------------

     Master Franchisee is solely responsible for the terms of their employment and compensation and, except for training required under this Agreement, for the proper training of the employees of the Master Franchisee's operations. Master Franchisee is solely responsible for all employment decisions and functions, including hiring, firing, establishing wage and hour requirements, disciplining, supervising and record keeping. Master Franchisee will not recruit or hire any employee of an Access Power Franchise operated by Franchisor or another franchisee within the System without obtaining the employer's written permission.

     Section 3.4  Franchise Sales.
                  ---------------

     (a) The Master Franchisee's responsibilities in this regard may include advertising for prospective Franchises, screening of prospective Franchises pursuant to standards prescribed by the Franchisor and obtaining and reviewing completed franchise applications. The Master Franchisee shall make no representations inconsistent with any authorized materials delivered by the Master Franchisee to prospective Franchisees.

     (b)  The Master Franchisee shall comply with all applicable
Canadian and provincial laws and regulations relating to the sale of Franchises.

     (c) The Master Franchisee shall maintain a detailed log as to each prospective Franchisee including all letters, telephone contacts, personal meetings, and other information required by the Franchisor. The Master Franchisee shall make no oral or written statement, promise, guarantee, representation, understanding or other agreement which is outside of, or inconsistent with, the terms of the Franchise Agreement. The Master Franchisee shall not use any marketing or advertising materials that have not been previously supplied by the Franchisor or previously approved, in writing, by the Franchisor.

     (d) All advertising must receive the prior written approval of the Franchisor before its use and Master Franchisee shall comply with all laws regulating the content and use of such advertising.

     SECTION 3.5  PRE-OPENING ASSISTANCE TO FRANCHISEES.
                  -------------------------------------

     (a) With respect to a Franchisee's selection of a site for the establishment and operation of a Franchised Business, the Master Franchisee shall be required to:

          (i) develop and provide standards and criteria for the threshold consideration of possible sites;

          (ii) develop meaningful information concerning possible site selection and present such information to a Franchisee;

          (iii) upon request of a Franchisee, consult with the Franchisee regarding site selection and the negotiation of real estate leases; and

          (iv) consider and evaluate applications presented by the Franchisees for site approval.

The site for a Franchised Business must be located in the Master
Franchise Territory.

     (b) The Master Franchisee shall provide the Franchisee with Corporate Management Training, pre-opening inspections, pre-opening on-site training, an opening supervisor, and grand opening assistance as set forth in the Franchise Agreement. The Master Franchisee shall use its best efforts to ensure that a Franchisee's Franchised Business opens within 120 days from the execution of the Franchise Agreement.

     SECTION 3.6  CONTINUED ASSISTANCE AND SUPPORT OF FRANCHISEES.
                  -----------------------------------------------

     (a) CUSTOMER SERVICE. The Master Franchisee will provide customer service functions including customer activation, billing, technical support and marketing assistance.

     (b) FIELD VISITS. The Master Franchisee shall be required to provide assistance to the Franchisees in the development and operation of their respective Franchises by means of periodic visits by the Master Franchisee at such time as the Master Franchisee considers reasonably necessary. The Master Franchisee shall make itself available to the Franchisees and sales agents for consultation on such matters as operations, advertising and promotion, installation and business methods.

     (c) ACCESS POWER MARKETING FUND. The Master Franchisee shall be solely responsible for maintaining and administering the Access Power (Canada) Marketing Fund (as defined in the Franchise Agreement). The Master Franchisee shall administer the Access Power (Canada) Marketing Fund for Canada in a similar manner as the Franchisor administers the U.S. Access Power Marketing Fund and provide a semi-annual accounting of the Access Power (Canada) Marketing Fund to the Franchisor and all Franchisees. In addition, Master Franchisee will contribute to the Access Power (Canada) Marketing Fund for all IP Telephony Units that are operated by the Master Franchisee at the same rate as is required of the Franchisees thereof.

     (d) ADVICE ON LOCAL ADVERTISING. The Master Franchisee shall provide suggestions and comments to Franchisees regarding regional and local advertising, and direction regarding the proper usage of the Franchisor's Proprietary Marks.

     (e) PERIODIC FRANCHISEE MEETINGS. The Master Franchisee shall conduct periodic meetings of all Franchisees in the Master Franchise Territory.

     SECTION 3.7  OTHER OBLIGATIONS AND REQUIREMENTS.
                  ----------------------------------

     (a) LICENSES. The Master Franchisee shall be responsible for complying with any and all licensing requirements and other applicable laws concerning the performance of the Master Franchisee's duties, for which the Franchisor makes no representations and warranties.

     (b) TELEPHONES. The Master Franchisee shall at all times: (i) maintain continuously a reasonable number of operating telephone lines and telephone numbers to be used exclusively by the Master Franchisee for the operation of its business with sufficient staff to handle telephone calls in an efficient and courteous manner at all times during business hours; and (ii) maintain an answering service after normal business hours.

     (c) COMPLIANCE WITH LAWS. The Master Franchisee shall comply with all Canadian, provincial and local laws, rules and regulations except where the Master Franchisee is challenging the application of such to the operation of the Franchised Business, and shall obtain, maintain and renew when required any and all permits, certificates or franchises necessary for the full and proper conduct of the its business under this Agreement, including qualification to do business, fictitious, trade or assumed name registration, occupational licenses and franchise salesperson regulations. Copies of all inspection reports, warnings, certificates and ratings, issued by any governmental entity during the Agreement
Term in connection with the conduct of its business which indicate material non-compliance by the Master Franchisee with any applicable law, rule or regulation, shall be forwarded to the Franchisor by the Master Franchisee within 2 days of the Master Franchisee's receipt of such items. The Master Franchisee shall have ten business days following notification of or otherwise becoming aware of any material non-compliance to cure, if possible, such non-compliance.

     (d) TAX PAYMENTS; CONTESTED ASSESSMENTS. The Master Franchisee shall promptly pay when due all taxes levied or assessed by any Canadian, provincial or local tax authority. In the event of any bona fide dispute as to liability for taxes assessed or other indebtedness, the Master Franchisee may contest the validity or the amount of the tax or indebtedness in accordance with procedures of the taxing authority or applicable law; however, in no event shall the Master Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by a creditor, to occur against any assets used in connection with its business.

     (e) INSPECTIONS. The Master Franchisee shall permit the Franchisor and/or its representatives to enter the office of the Master Franchisee and its training facility at any time during normal business hours, for purposes of conducting inspections including a review of the Master Franchisee's books and records, shall cooperate fully with the Franchisor and/or its agents in such inspections by rendering such assistance as they may reasonably request and by permitting them, at their option, to observe the manner in which the Master Franchisee is selling franchises and rendering its

services on behalf of the Franchisor. The inspections may be conducted without prior notice at any time when the Master Franchisee or one of its managing employees is at its business. The inspections will be performed in a manner which minimizes interference with the operation of its business. Upon notice from Franchisor, and without limiting Franchisor other rights under this Agreement, Master Franchisee will take all steps necessary to correct immediately any deficiencies detected during inspections, including immediately stopping use of any equipment, advertising, materials, products, supplies or other items that have not been approved by Franchisor or otherwise do not conform to Franchisor then-current requirements.

     (f) MINIMUM PERFORMANCE REQUIREMENT. The Master Franchisee acknowledges and agrees that its performance under this Agreement will be measured, in part, by the capacity of IP Telephony provided by the Master Franchisee and its Franchisees during the Agreement Term as a result of the Master Franchisee's efforts in accordance with the Deployment/Performance Schedule set forth in Exhibit D. The Master Franchisee shall be relieved of its responsibilities with respect to the Deployment/Performance requirements in Exhibit D during any period of time in which Franchisor has not met its performance requirement as stated in Exhibit D.

     (g) NOTICES TO THE FRANCHISOR. The Master Franchisee shall notify the Franchisor in writing within 10 days of each of the following events:

          (i) The actual commencement of, any material action, suit or proceeding against the Master Franchisee or any of its managerial employees;

          (ii) The issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which, in any of the above instances, may materially adversely affect the operation, financial condition or good will of the Master Franchisee; or

          (iii) Notice to the Master Franchisee of a violation of any law, ordinance or regulation materially relating to its business.

If any action or proceeding is brought against the Master Franchisee materially relating to its business, the Master Franchisee shall immediately provide the Franchisor with copies of all pleadings, papers and material correspondence relating to the action or proceeding. The Master Franchisee shall keep the Franchisor informed about the progress and outcome of such action or proceeding.

     SECTION 3.8  INSURANCE.
                  ---------
     (a) The Master Franchisee shall procure and maintain in full force and effect during the Agreement Term, at its sole expense, an insurance policy or policies, as the Franchisor may reasonably require, protecting the Master Franchisee and the Franchisor, and their officers, directors, partners and employees, against any loss, liability, personal injury, death, or property damage or expense whatsoever arising in connection with the Master Franchisee's obligations under this Agreement. All liability policies shall name the Franchisor as an additional named insured and shall provide that the Franchisor will receive notice of the Master Franchisee's default in payment of any premium and 30 days' prior written notice of termination, cancellation, expiration or alteration to provide less coverage. The insurance afforded by any liability policy shall not be limited in any way by reason of any insurance maintained by the Franchisor.

     (b) The policy or policies procured by the Master Franchisee shall be written by a licensed insurance company and shall include, at a minimum, commercial general casualty insurance and general liability insurance, including products liability, property damage, owned and non-owned motor vehicle coverage, and personal injury coverage with a combined single limit of at least $1,000,000, unless otherwise agreed in writing by the Franchisor, an "Errors and Omissions" policy with at least $1,000,000 coverage, as well as such other insurance as may be required by Canadian or provincial statute or rule including workers' compensation insurance, if applicable. The Franchisor may from time to time require that additional coverage be procured or that minimum limits be increased as reasonably necessary for the Master Franchisee's and the Franchisor's protection.


     (c) At least 2 weeks before commencing operation of the Master Franchisee's obligations under this Agreement, the Master Franchisee shall submit to the Franchisor one or more certificates showing that the Master Franchisee has procured the required insurance. The Master Franchisee shall submit evidence annually of the renewal or extension of such policies.

     (d) If the Master Franchisee fails to procure and maintain any required insurance coverage or furnish satisfactory evidence of such insurance, the Franchisor, in addition to its other remedies, may, but need not, procure such insurance coverage on behalf of the Master
Franchisee, who shall pay the Franchisor on demand the amount of any premiums and expenses incurred by the Franchisor in obtaining such insurance.

     SECTION 3.9  WAIVER OF SUBROGATION.
                  ---------------------

     Insofar as and to the extent that this Section may be effective without invalidating it or making it impossible to secure insurance coverage obtainable from responsible insurance companies, the parties agree that, for any loss that is covered by insurance then being carried by them, their respective insurance companies have no right of subrogation against the other.

     SECTION 3.10 EFFECT OF FRANCHISOR INSURANCE.
                  ------------------------------

     Master Franchisee obligation to maintain the policies in the amounts required is not limited by reason of any insurance Franchisor maintain, nor will Franchisor performance of Master Franchisee obligations relieve Master Franchisee of liability under the indemnity provisions in this Agreement.

     SECTION 3.11 FAILURE TO MAINTAIN INSURANCE.
                  -----------------------------

     If either party fails to maintain the insurance required by this Agreement, the other party has the right and authority (without any obligation to do so) to immediately procure the insurance and to charge the cost of the insurance to the party obligated to maintain the insurance, plus interest at the maximum rate permitted by law, these charges, together with a reasonable fee for the party's expenses in so acting, the other party agrees to pay immediately upon notice.

     Section 3.12 Confidentiality.
                  ---------------

     During the Agreement Term and at all times thereafter, the Master Franchisee shall not in any manner, either directly or indirectly, divulge, disclose or communicate to any person or firm, except to or for the Franchisor's benefit, any Confidential Information of any kind concerning any matters affecting or relating to the business of the Franchisor or its affiliates, which it may have acquired in the course of or as incident to its engagement by the Franchisor, including the terms of this Agreement, the terms of any other agreement between the Franchisor and its employees or its Franchisees, or any Franchisee lists, compilations or profiles or the name of any Franchisee, without regard to whether such information would be deemed confidential or material, the parties agreeing that such information affects the successful and effective conduct of the Franchisor's business and its good will, and that any breach of the terms of this Section shall be a material breach of this Agreement. All of the records, files and materials created or used by the Master Franchisee in performing its duties under this Agreement shall be the Franchisor's sole and exclusive property and any such items in the Master Franchisee's possession shall be returned immediately to the Franchisor upon its request, and in any event upon termination of this Agreement.

     SECTION 3.13  COMPLIANCE WITH FRANCHISE AGREEMENTS.
                   ------------------------------------

     The Master Franchisee shall timely comply with all its obligations under the respective Franchise Agreements executed between the Master Franchisee and the Franchisees. The Master Franchisee is required to use the Franchise Agreement attached as Exhibit A in selling Franchises to Franchisees, shall not materially alter or amend the Franchise Agreement (including any of its exhibits) at any time without first obtaining the written consent of the Franchisor and shall provide a copy of the Franchise Agreement executed by each Franchisee, with all exhibits thereto, and all amendments thereto (if any), to the Franchisor within 10 days after the execution of the Franchise Agreement and each amendment, respectively. Any other agreements or understandings between the Master Franchisee and the Franchisees which materially contradict the Franchise Agreement shall be a material breach of this Agreement unless the Master Franchisee has first obtained written consent from the Franchisor to enter into such agreement. The parties expressly agree that the Master Franchisee may determine the amounts to be charged under the Franchise Agreement to any Franchisee for the Initial Franchise Fee, Equipment Fee, Monthly Internet Management Fee, Royalty Fee, Advertising Contributions and other fees (and that the amounts currently specified in the Franchise Agreement are merely recommended amounts, and the Master Franchisee shall in no way suffer in its business relations with the Franchisor or any other person over whom the Franchisor has control if such recommended amounts are not followed), provided that the portions of the payments owed to the Franchisor as specified in Sections 4.1 and 4.5 shall not be changed, notwithstanding any variation among the amounts charged to Franchisees.



             ARTICLE 4 - FEES, COMPENSATION AND INCENTIVES
             ---------------------------------------------

     SECTION 4.1   MASTER FRANCHISE FEE.
                   --------------------

     The Master Franchisee shall pay to the Franchisor an initial fee of U.S. $3,570,000 (the "Master Franchise Fee") payable: (i) U.S. $24,000 payable at the same time this Agreement is signed (for the first 120 Lines); and (ii) U.S. $1,000 for each additional Line but not to exceed U.S. $3,570,000 regardless if more than 3,666 Lines are deployed. The Master Franchise Fee or any portion thereof paid to the Franchisor is non-refundable in consideration for administrative and other costs incurred by the Franchisor and opportunities lost or deferred as a result of the rights granted to the Master Franchisee in this Agreement.

     SECTION 4.2  MASTER FRANCHISE FEE RELIEF.
                  ---------------------------

     In the event of a termination of this Agreement, if Franchisor and franchisees thereof have not deployed the number of Lines set forth in Exhibit D, the Master Franchisee will not be required to continue deployment nor pay any remaining Master Franchise Fee. However, all Master Franchise Fee amounts paid up to such termination are non-refundable and belong to Franchisor. In addition, as long as the Master Franchisee continues deployment of Lines under this Agreement, the Master Franchisee will pay U.S. $1,000 for each Line until the maximum total Master Franchise Fee of $3,570,000 has been paid.

     SECTION 4.3  ADDITIONAL MASTER FRANCHISE FEE PAYMENT TERMS.
                  ---------------------------------------------
     (a) Master Franchisee has the option to pay to Franchisor any outstanding portions of the Master Franchise Fee at any time.

     (b) In the event the Franchisor and franchisees thereof have deployed the number of lines required in Exhibit D and the Master Franchisee has not deployed the number of Lines required in Exhibit D, the unpaid portion of the Master Franchise Fee, up to U.S. $2,300,000, becomes due and payable to the Franchisor.

     SECTION 4.4  POPULATION COVERAGE INCENTIVE.
                  -----------------------------

     Upon provision of service to 8 distinct cities within the Master Franchise Territory, Access Power Canada Inc. will be awarded a 100,000 share option of Access Power, Inc. common stock at an exercise price of $1.00 per share. However, the option will be made available earlier to the Master Franchisee, if, upon exercise and sale of all such shares, the proceeds are to be used for the sole purpose of purchasing hardware and software for the expansion of IP Telephony coverage within the Master Franchise territory.

     SECTION 4.5  ROYALTIES AND OTHER FEES.
                  ------------------------

     (a) The Master Franchisee shall pay to the Franchisor: (i) 5% of Gross Revenues (in U.S. Dollars) relating to revenues from IP Telephony products and services from Calls originating from Canada whether terminating inside or outside Canada; (ii) 15% of Gross Revenues (in U.S. Dollars) relating to revenues from IP Telephony services from Calls terminating in Canada but originating outside of Canada; and (iii) 2.5% of Gross Revenues (in U.S. Dollars) relating to revenues from Offnet Long Distance telephone service.
(the "Royalty Fee"). Payment of the Royalty Fee will be made in accordance with the billing and payments provisions in Article 5. For the purchase of any prepaid Calls, the assumption will be that these are for IP Telephony services originating from Canada and thus the Royalty Fee will be 5% of Gross Revenues (in U.S. Dollars). The Royalty Fee is not applicable to non- prepaid calls that both originate and terminate without the use of IP Telephony and/or a Gateway Server.

     (b) After the first year of this Agreement, the Master Franchisee will pay to the Franchisor a Monthly Internet Management Fee equal to $750 (in U.S. Dollars) for each Province and Territory in which the Master Franchisee or Franchisees thereof have IP Telephony Units.

     (c) For billing and/or accounting services, the Franchisor shall receive 3% of the Master Franchisee's gross revenues on services originating on an IP Telephony Unit outside of the Master Franchise Territory and terminating on a Gateway Server within the Master Franchise Territory. This 3% is in addition to any Royalty Fee associated with such services.

     (d) Unless otherwise expressly provided to the contrary in this Agreement, all expenses incurred by the Master Franchisee in connection with soliciting prospective Franchisees and servicing the Franchisees as required pursuant to ARTICLE 3 shall be the sole expense and obligation of the Master Franchisee.

                ARTICLE 5 - BILLING AND PAYMENTS
                --------------------------------

     SECTION 5.1  STANDARD BILLING PRACTICES.
                  --------------------------

     The first 5 Business Days of each month will be used to conduct the settlement process. The settlement process will generate reporting which detail amounts owed and offsets thereto. Payments required, whether from Master Franchisee to Franchisor or vice versa, shall be made by electronic fund transfer by the 10th Business Day of each month. All accounts and transactions, with the exception of Business Accounts, will be included in the settlement process in the month immediately following the month in which the charge was incurred. Business Accounts will be included in the settlement process of the second month following the month in which the charges were incurred. For example, business usage of services in the month of August will be included in the settlement process in the first 5 Business Days of October. Nothing herein is intended to prevent the Franchisor or Master Franchisee from charging Consumer Accounts or Business Accounts on a non-monthly cycle.

     SECTION 5.2   SPECIAL SERVICES BILLING.
                   ------------------------

     Billing for special services will be done in the same fashion as is described in Section 5.1. For example, the Royalty Fee due on the sale of all prepaid Calls will be included in the settlement process in the month immediately following the month in which the purchase of such service was made. For services, such as Conference Calling and Calling from Web sites, which are included in an arrears billing process to businesses, will be billed on the same cycle as Business Accounts.

     SECTION 5.3   BILLING OF USAGE ACROSS THE NETWORK.
                   -----------------------------------

     Non-Business Account customers will be billed by the Franchisor or Master Franchisee based upon the origination Gateway or, if the call is PC to Phone, the termination Gateway for such call. The fact that the call is billed by one party or another, except with respect to section 4.5(c), will not impact the treatment of that call during the settlement process, as described in section 5.1. Business Account usage information will be provided to the Franchisor, Master Franchisee or Franchisee responsible for the billing of such Business Account in the settlement period of the month immediately following such usage. Both the Franchisor and the Master Franchisee will be collecting payments for each other and other franchisees. Amounts collected and owed to the non-collecting party will be calculated and remitted for distribution during each monthly settlement process.

     SECTION 5.4   INTEREST ON LATE PAYMENTS; LATE CHARGE.
                   --------------------------------------

     Although each failure to pay monies when due will be a material breach of this Agreement, to encourage prompt payment and to cover the costs involved in processing late payments, if any payment under this Agreement or any other agreement between the Franchisor and the Master Franchisee is overdue for any reason, the party owing the monies must pay to the party owed the monies, on demand, in addition to the overdue amount, interest on such overdue amount from the date it was due until paid equal to the lesser of: (seq level3 \*romani) 18% per annum; or (seq level3 \*romanii) the maximum rate of interest permitted by law. In addition to interest on overdue amounts, the party owing the monies shall pay a late charge on demand of U.S.$500 for each payment which is more than 10 days overdue to cover the party owed the monies costs in dealing with the late payment. Interest on late payments and the late charge will be based upon the appropriate "buying" foreign exchange rate on the date that is most favorable to the party owed the monies between the date payment first became due and the date such payment is actually made. Nothing in this Agreement shall be construed to mean that either party is to pay, or has contracted to pay, any sum in excess of that which may lawfully be charged or contracted for under any applicable law. The intention of the parties is to conform strictly to applicable usury laws and it is agreed that if an excess is inadvertently collected it shall be applied to reduce the amounts owed.

     SECTION 5.5   PAYMENT TO THE FRANCHISOR; CURRENCY.
                   -----------------------------------

     (a) All payments from the Master Franchisee to the Franchisor shall be made directly from the Master Franchisee's bank to the Franchisor's account at its designated bank. All payments from the Franchisor to the Master Franchisee shall be made directly from the Franchisor's bank to the Master Franchisee's account at its designated bank. All references in this Agreement and all other agreements between the parties to monetary amounts shall be with respect to U.S. dollars, unless otherwise agreed in writing by both parties. Canadian dollars shall be converted into U.S. dollars upon the prevailing "buying" foreign exchange rates of Sun Trust on the date payment is due. All costs associated with currency conversion shall be borne by the Master Franchisee. In the event of the imposition of currency controls or restrictions, the Master Franchisee is obligated to use its best efforts to obtain any consents or authorizations that may be necessary to effect such payment.

     (a) For any and all bank accounts maintained by Master Franchisee for Access Power operations, Master Franchisee must identify these accounts to Franchisor and provide to Franchisor copies of the monthly statements for all these accounts and the details of all deposits and withdrawals to them.

     (b) Master Franchisee will pay all charges imposed by Master Franchisee financial institution. Franchisor will pay all charges imposed by Franchisor financial institution.

     SECTION 5.6  WITHHOLDING TAXES; VALUE-ADDED TAXES AND OTHER TAXES.
                  ----------------------------------------------------

     (a) If the payments by the Master Franchisee to the Franchisor are subject to withholding taxes, the Master Franchisee shall withhold the appropriate taxes required by the laws of Canada and pay such taxes to the appropriate taxing authorities. The Master Franchisee shall provide the Franchisor with evidence of payment of such taxes as well as such other documentation as the Franchisor may require for use in the United States in order to receive the appropriate foreign tax credit. The Franchisor shall have the right to take whatever steps are necessary to verify not only that taxes are withheld, but also that payment of the amount withheld is actually made by the Master Franchisee to the appropriate authorities.

     (b) If the payments by the Franchisor to the Master Franchisee are subject to withholding taxes, the Franchisor shall withhold the appropriate taxes required by the laws of the United States and pay such taxes to the appropriate taxing authorities. The Franchisor shall provide the Master Franchisee with evidence of payment of such taxes as well as such other documentation as the Master Franchisee may require for use in Canada in order to receive the appropriate foreign tax credit. The Master Franchisee shall have the right to take whatever steps are necessary to verify not only that taxes are withheld, but also that payment of the amount withheld is actually made by the Franchisor to the appropriate authorities.

     (c) The Master Franchisee shall be responsible for the payment and remittance to the appropriate taxing authorities of any import duties or tariffs, value-added taxes or other taxes that may be imposed with respect to any payment from the Master Franchisee to the Franchisor under this Agreement.

     (d) The Franchisor shall be responsible for the payment and remittance to the appropriate taxing authorities of any import duties or tariffs, value-added taxes or other taxes that may be imposed with respect to any payment from the Franchisor to the Master Franchisee under this Agreement.

     Section 5.7  Collateral Assignment of Franchise Agreements.
                  ---------------------------------------------


     The Master Franchisee shall collaterally assign to the Franchisor its interest pursuant to the Collateral Assignment of Franchise
Agreements attached as Exhibit E. In the event of the termination of this Agreement, exercise of the Collateral Assignment is subject to the terms and time frame of section 12.3(a).


             ARTICLE 6 - OPERATION OF MASTER FRANCHISEE IP TELEPHONY UNITS
             -------------------------------------------------------------

     SECTION 6.1    ADVERTISING.
                    -----------

     Master Franchisee will not solicit business through the use of an 800 number, catalog, direct mail or other advertising method without Franchisor consent. Additionally, all advertising involving the use of the Access Power name and or trademark(s) must be pre-approved by Franchisor.

     SECTION 6.2    LINK AND MONITOR OF IP TELEPHONY UNITS.
                    --------------------------------------
     All IP Telephony Units installed by the Master Franchisee or Franchisees thereof will become part of the Access Power Gateway Network which will be monitored and controlled from a centralized location by the Franchisor. The Master Franchisee will have the ability to access the machines, in a manner approved by Franchisor, within the Master Franchise Territory for the purposes of monitoring, billing and reporting of activity within the Master Franchise Territory. Master Franchisee must be able to provide on-site technical support should such a need arise. Franchisor will provide periodic on-site assistance and inspection of the installation of the equipment and will generally inspect the IP Telephony Unit Co-location
Facility.   Franchisor reserves the right to terminate calls outside
of the Access Power Gateway Network if such termination is in the best interest of the customer using the service as determined by the Franchisor.

     Section 6.3 Franchisor Temporary Operation of Master Franchisee IP Telephony Unit(s).
                    ------------------------------------------------------

     At Franchisor option, if:

     (a) Master Franchisee fails to be accessible to Franchisor or Master Franchisee customers during normal business hours;

     (b) Master Franchisee is unavailable to Master Franchisee customers, prospective customers and Franchisor for more than 5 days;

     (c) Service from one or more production IP Telephony Units is unavailable for a continuous period of 2 days;

     (d) Master Franchisee or the Franchise Owner dies or becomes permanently incapacitated and the franchise or the ownership interest in the franchise is not assigned promptly under Section 10.2;

     (e) Master Franchisee materially breaches any of Franchisor standards including customer satisfaction and specifications for the operation of the IP Telephony Units; or

     (f) Master Franchisee Agreement is terminated and Franchisor elects to purchase Master Franchisee business assets as provided in
Section 10.3;

then, Franchisor is entitled (but has no obligation) to operate and manage the IP Telephony Unit(s) for Master Franchisee (or Master Franchisee estate) until this Agreement is terminated, transferred to a party under Section 10.2, purchased by Franchisor, or until Master Franchisee resume control over Master Franchisee operations and operates in accordance with this Agreement. Franchisor operation and

management will not continue for more than 90 days without Master Franchisee written consent or the consent of the representatives of Master Franchisee estate. If Franchisor operates Master Franchisee IP Telephony Unit(s), Franchisor will account to Master Franchisee or Master Franchisee estate for all net income from the operation less Franchisor reasonable expenses incurred in, and a reasonable management fee for, Franchisor operation of Master Franchisee IP Telephony Units.

     Section 6.4    Operational Requirements.
                    ------------------------

     Master Franchisee agrees to operate Master Franchisee IP
Telephony Units in conformity with all uniform methods, standards and specifications required in the Manuals or otherwise, to ensure that the highest degree of quality and service is uniformly maintained. Master Franchisee agrees to:

     (a)  Sell usage over the Access Power Gateway Network (System);

     (b) Keep Master Franchisee IP Telephony Units continuously open for business.

     (c) Comply with the procedures and systems Franchisor reasonably institute on a System-wide basis both now and in the future, including those on sales, good business practices, advertising and other obligations and restrictions;

     (d) Insure highest reasonable standard with minimum blockage base, on capacity standards described in the Manuals. Reasonable minimum hardware and software standards for these connections will be set by Franchisor and may be periodically revised, and Master Franchisee will have reasonable time to upgrade when standards change. The standards to comply satisfactorily will not exceed those applicable to new Franchises and new Franchisor Units. Master Franchisee will bear the entire cost of upgrades, changes or additions, for any changes in, or additions of, equipment and other items, or the taking of other actions Franchisor specify to satisfy Franchisor then-current standards for IP Telephony Unit capacity utilization, image, positioning, marketing strategy, or quality but not to exceed total capital expenditures of $20,000 per IP Telephony Unit for non-capacity enhancements every 18 months (the "Capital Expenditure Limitation").

     (e) Maintain in sufficient supply (as Franchisor may reasonably prescribe in the Manuals or otherwise in writing) and use at all times, only inventory, equipment, materials, advertising methods and formats, and supplies that conform with Franchisor standards and specifications, if any, at all times sufficient to meet the anticipated volume of business, and to refrain from deviating from these requirements without Franchisor written consent;

     (f) Adhere to the highest standards of honesty, integrity, fair dealing and ethical conduct in all dealings with customers, suppliers, employees, independent contractors, Franchisor and the public;

     (g) Sell or offer for sale only the products and services that meet Franchisor reasonable standards of quality and quantity; have been expressly approved for sale in the Manuals or otherwise in writing by Franchisor and discontinue selling and offering for sale any products and services that Franchisor reasonably disapproves in writing at any time;

     (h) Purchase and install, at Master Franchisee expense, all equipment Franchisor reasonably specifies. The equipment must be maintained in a condition that meets the operational standards specified in the Manuals. As equipment becomes obsolete or inoperable, Master Franchisee will replace the equipment with the equipment that is then approved for use in the Access Power Franchise. If Franchisor determine that additional or replacement equipment is needed on a System-wide basis because of a change in technology, customer concerns or health or safety considerations, Master Franchisee will install the additional equipment or replacement equipment within the time Franchisor specify, subject to the Capital Expenditure Limitation in Section 6.4 (d).

     (i) Franchisor will provide Master Franchisee with an E-mail account. Standards will include current uniform communications software in use by the System; word processing and spreadsheet software that is either the same as that in use at Franchisor office or capable of reading and converting files created by Franchisor office; and a computer capable of running the software and containing reasonable minimums for memory and data storage and a modem connected via network links to Franchisor System. Master Franchisee will be responsible for all normal communications charges from the networks making connection to Franchisor System, for example, phone bills or bills from an on-line service. Information important to the Franchisor System will be sent to Master Franchisee computer address electronically. In order to stay informed on developments affecting the System, Master Franchisee agrees to check and respond to Master Franchisee electronic mailbox for System communications on a regular basis.

     (j)  Terminate all IP telephony calls within the Franchisor
Network.

                   ARTICLE 7 -  PROPRIETARY PROPERTY
                   ---------------------------------

     SECTION 7.1 THE FRANCHISOR'S REPRESENTATIONS AS TO THE PROPRIETARY MARKS.
                 -------------------------------------------------------------

     The Franchisor represents to the Master Franchisee with respect to the Proprietary Marks that:

     (a) The Franchisor is the owner of all right, title, and interest in and to the Proprietary Marks subject to the rights of senior users, if any;

     (b) The Franchisor is in the process of applying for trademark registration in Canada; and

     (c) The Franchisor will take all steps necessary to preserve and protect the ownership and validity of such Proprietary Marks.

     SECTION 7.2 THE MASTER FRANCHISEE'S USE AND SUBLICENSE OF THE PROPRIETARY PROPERTY.
                   -------------------------------------------------

     The Master Franchisee may use, and sublicense to Franchisees to use, the Proprietary Property only in accordance with standards and specifications determined from time to time by the Franchisor. With respect to the Master Franchisee's use of the Proprietary Property pursuant to this Agreement, the Master Franchisee agrees that:

     (a) The Master Franchisee shall use only the Proprietary Property as designated from time to time by the Franchisor and shall use them only in the manner required or authorized and permitted by the Franchisor;

     (b) The Master Franchisee shall use the Proprietary Property only in connection with the business of selling and servicing Franchises or operating IP Telephony Units, unless otherwise expressly authorized in writing by the Franchisor;

     (c) The Master Franchisee's right to use the Proprietary Marks is limited to such uses as are expressly authorized under this Agreement, and any unauthorized use thereof shall constitute an infringement of the Franchisor's rights; and

     (d) The Master Franchisee shall not use the Proprietary Property as security for any obligation or indebtedness.

     SECTION 7.3  INFRINGEMENT BY THE MASTER FRANCHISEE.
                  -------------------------------------

     The Master Franchisee acknowledges that the use of the Proprietary Property outside the scope of this Agreement, without the Franchisor's prior written consent, is an infringement of the Franchisor's rights in the Proprietary Property, and expressly covenants that during the Agreement Term, and after the expiration or termination of this Agreement, the Master Franchisee shall not, directly or indirectly, commit an act of infringement or contest or aid in contesting the validity or right of the Franchisor to the Proprietary Property, or take any other action in derogation of such rights.

     SECTION 7.4  CLAIMS AGAINST THE PROPRIETARY PROPERTY.
                  ---------------------------------------

     In the event of any claim of infringement, unfair competition or other challenge to the Master Franchisee's or any Franchisee's right to use any Proprietary Property, or in the event the Master Franchisee becomes aware of any use of or claims to, any Proprietary Property by other persons, the Master Franchisee shall promptly (but in no event more than 7 days later) notify the Franchisor in writing. The Master Franchisee shall not communicate with anyone except the Franchisor and its counsel in connection with any such infringement, challenge or claim except pursuant to judicial process. The Franchisor will have sole discretion as to whether it takes any action in connection with any such infringement, challenge or claim, and the sole right to control exclusively any litigation or other proceeding arising out of any infringement, challenge or claim relating to any Proprietary Property. The Master Franchisee must sign all instruments and documents, render any assistance, and do any acts that the Franchisor's attorneys deem reasonably necessary or advisable in order to protect and maintain the Franchisor's interest in any litigation or proceeding related to the Proprietary Property or otherwise to protect and maintain the Franchisor's interests in the Proprietary Property.

     SECTION 7.5 INDEMNIFICATION OF THE MASTER FRANCHISEE.
                 ----------------------------------------

     The Franchisor indemnifies the Master Franchisee against and will reimburse the Master Franchisee for all damages for which it is held liable in any proceeding arising out of its use of any Proprietary Property in accordance with this Agreement, but only pursuant to and in compliance with this Agreement, provided that the Master
Franchisee: (a) has timely notified the Franchisor of such claim or proceeding in accordance with Section 7.4; (b) has otherwise complied with this Agreement; and (c) allows the Franchisor sole control of the defense and settlement of the action in accordance with Section 7.4.

     Section 7.6  The Franchisor's Right to Modify the Proprietary Marks.
                  ------------------------------------------------------

     If it becomes advisable at any time in the sole and absolute discretion of the Franchisor to modify or discontinue the use of any Proprietary Mark and/or use one or more additional or substitute names or marks, including due to the rejection of any pending registration or revocation of any existing registration of any of the Proprietary Marks, or the rights of senior users, the Master Franchisee is obligated to do so at its sole cost and expense within 30 days of the Franchisor's request. In such event the Franchisor shall be liable solely to reimburse the Master Franchisee for its reasonable direct printing and signage expenses in modifying or discontinuing the use of the Proprietary Mark and substituting a different Proprietary Mark (which expenses shall not include any expenditures made by the Master Franchisee to promote a modified or substitute Proprietary Mark).

     SECTION 7.7  OWNERSHIP; INUREMENT SOLELY TO THE FRANCHISOR.
                  ---------------------------------------------

     The Master Franchisee acknowledges that: (a) it has no ownership or other rights in the Proprietary Property, except as expressly granted in this Agreement; and (b) the Franchisor is the owner or authorized licensee of the Proprietary Property. Master Franchisee agrees that all good will associated with the Access Power Franchise inures directly and exclusively to Franchisor benefit and is Franchisor sole and exclusive property except through profit received from the operation or possible permitted sale of Master Franchisee Franchises during the Agreement Term. Master Franchisee will not in any manner prohibit, or do anything that would restrict, Franchisor or any existing or future franchisee from using the names or the Proprietary Marks or from filing any trade name, assumed name or fictitious name registration with respect to any business to be conducted outside the Protected Territory or any business within the Protected Territory

that is permitted by this Agreement. If the Master Franchisee in the operation of its Access Power business dealings secures in any jurisdiction any rights whatsoever to any Proprietary Mark (or any other Proprietary Property) not expressly granted under this Agreement, the Master Franchisee shall immediately notify the Franchisor and shall immediately assign all of the Master Franchisee's right, title and interest to such Proprietary Marks to the Franchisor. Franchisor, in writing and at its sole discretion can allow Master Franchisee to maintain rights to specific Proprietary Marks or Property.

     Section 7.8  Franchisor Reservation of Rights.
                  --------------------------------

     (a) Master Franchisee agrees that the license of the Proprietary Marks granted to Master Franchisee has limited exclusivity and that, in addition to Franchisor right to use and grant others the right to use the Proprietary Marks outside the Protected Territory, all rights not expressly granted in this Agreement to Master Franchisee concerning the Proprietary Marks or other matters are expressly reserved for Franchisor, including the right to sell services to National and International Accounts located both outside or within the Protected Territory without offering or providing the Master Franchisee the right to participate.

     (b) If Franchisor acquires a Competitive Business and units of the Competitive Business encroach upon Master Franchise Territory, Franchisor will have 1 year from the date of acquisition of the Competitive Business to sell the encroaching units without being in default under this Agreement. In the event that the Franchisor receives an arm's-length written offer from an independent unrelated third party, Master Franchisee has the right of first refusal for any such sale.

  ARTICLE 8 -  ACCESS POWER MANUALS AND OTHER CONFIDENTIAL INFORMATION

     SECTION 8.1  IN GENERAL.
                  ----------

     To protect the reputation and good will of the Franchisor, and to maintain uniform standards of operation under the Proprietary Marks, the Master Franchisee shall conduct its IP Telephony business and cause the Franchisees to conduct his or her business in accordance with the Access Power Manuals. The Access Power Manuals shall be deemed to be an integral part of this Agreement with the same force and effect as if fully set forth in this Agreement.

     Section 8.2 Confidential Use.
                 ----------------

     The Master Franchisee shall at all times treat and maintain the Confidential Information as confidential and trade secrets of the Franchisor. The Access Power Manuals and Software shall, at all times, be kept in a secure area within the offices of the Master Franchisee. The Master Franchisee shall strictly limit access to the Confidential Information to the employees of the Master Franchisee, to the extent they have a "need to know" in order to perform their jobs. The Master Franchisee shall report the theft, loss or destruction of the Access Power Manuals or Software, or any portion thereof, immediately to the Franchisor. Upon the theft, loss or destruction of any of the Access Power Manuals or Software, a replacement copy will be loaned to the Master Franchisee by the Franchisor at a fee of $200.00 for each Access Power Manual or Software diskette. A partial loss or failure to update any Access Power Manual or Software diskette shall be considered a complete loss. The Master Franchisee shall not at any time, without the Franchisor's prior written consent, copy, record or otherwise reproduce any of the Confidential Information, in whole or in part. All persons whom the Master Franchisee permits to have access to the Access Power Manuals or any other Confidential Information, shall first be required by the Master Franchisee to sign the Franchisor's form of confidentiality agreement.

     SECTION 8.3 PERIODIC REVISIONS.
                 ------------------

     The Franchisor may revise and change the contents of the Access Power Manuals. The Master Franchisee agrees to comply and cause its Franchisees to comply with each new or changed provision beginning on the 30th day (or such longer time as specified by the Franchisor) after written notice from the Franchisor. Revisions to the Access Power Manuals shall be based on what the Franchisor, in its sole discretion, deems is in the best interests of the System, including to promote quality, enhance good will, increase efficiency, decrease administrative burdens, or improve profitability of the Franchisor, the Master Franchisee and its franchisees. The Master Franchisee at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards and the contents of the Access Power Manuals for its Franchisees in the Master Franchise Territory to reflect the laws, commercial usage, customs and business realities of Canada and its provinces based upon the peculiarities of the particular site or circumstances, density of population, business potential, population of trade area, existing business practices or any condition which the Master Franchisee deems to be of importance to the successful operation of such Franchised Businesses. The Master Franchisee shall at all times ensure that its copy of the Access Power Manuals contains all updates received by the Master Franchisee from the Franchisor and will be responsible for translation thereof. In the event of any dispute as to the contents of the Access Power Manuals, the terms contained in the Master Copy of each of the Access Power Manuals maintained by the Franchisor at the Franchisor's home office shall be controlling.

     SECTION 8.4  PRIOR INFORMATION.
                  -----------------

     The Master Franchisee further acknowledges that all Confidential Information received prior to the Agreement Date was unknown to it except through disclosure by the Franchisor in connection with the grant of a Master Franchise and that the marketing practices and operating procedures developed by the Franchisor for the operation of the Franchised Business are important for the success of the System. To the extent the Master Franchisee receives any Confidential Information after the execution of this Agreement, and the Master Franchisee does not object in writing to the Franchisor within 30 days thereafter that any or all of the information comprising the Confidential Information should not be considered Confidential Information, then the Master Franchisee shall be deemed to have irrevocably waived its right to make any such objection. The Master Franchisee acknowledges that such representation and warranty is a material inducement for the Franchisor to enter into this Agreement, and any breach shall be a material breach of this Agreement.

                ARTICLE 9 - ACCOUNTING AND RECORDS

SECTION 9.1 BOOKS AND RECORDS.
            -----------------

     The Master Franchisee shall maintain complete and accurate books and records of its operations. Such books and records shall be segregated from all other information not concerning the Master Franchise and shall be preserved for at least 6 years from the dates of their preparation (including the period after termination or expiration of this Agreement).


     SECTION 9.2  REPORTS AND STATEMENTS.
                  ----------------------

     The Master Franchisee shall submit to the Franchisor by the 4th Business Day of each month during the Agreement Term, in the form prescribed by the Franchisor, accurate records reflecting all revenues of the preceding month and such other information as the Franchisor may require from time to time. The Master Franchisee shall also submit, an annual balance sheet and income statement, within 90 days of end of the fiscal year of the Master Franchisee prepared in accordance with generally accepted accounting principles consistently applied. Each annual statement shall be audited by an independent certified chartered accountant acceptable to the Franchisor, and shall be signed by the Master Franchisee or by the Master Franchisee's treasurer or chief financial officer attesting that the financial statements are true and correct and fairly present the financial position of the Master Franchisee as at and for the times indicated. The Master Franchisee shall also supply to the Franchisor copies of its income tax returns at the time such returns are filed with the appropriate tax authorities. The financial statements and/or other periodic reports described above must be prepared to segregate the income and related expenses of the Master Franchise from those of any other business which may be conducted by the Master Franchisee.

     SECTION 9.3  REVIEW AND AUDIT BY THE FRANCHISOR.
                  ----------------------------------

     The Franchisor and its representatives shall have the right at all reasonable times to examine and copy, at the Franchisor's expense, the books and records of the Master Franchisee. The Franchisor shall also have the right, at any time, to have an independent audit made of the books and records of the Master Franchisee. If an inspection should reveal that any financial information reported to the Franchisor (such as revenues or payments owed to the Franchisor) has been understated in any report to the Franchisor, the Master Franchisee shall immediately pay to the Franchisor, upon demand, the amount understated in addition to interest at the maximum rate permitted by law commencing from the time the required payment was due. If any inspection discloses an understatement of 2% or more of revenues the Master Franchisee shall, in addition, reimburse the Franchisor for the costs and expenses connected with the inspection (including reasonable accounting and attorneys' fees and costs). The foregoing remedies shall be in addition to any other remedies that the Franchisor may have under this Agreement or under applicable law. If the audit discloses an overpayment any amount paid by the Master Franchisee to the Franchisor, the Franchisor will promptly pay to the Master Franchisee the amount of such overpayment or offset such overpayment against any amounts owed to the Franchisor.

     SECTION 9.4    CONFIDENTIALITY.
                    ---------------

      Franchisor agrees to maintain the confidentiality of all financial information Franchisor obtains about Master Franchisee operations, and will not disclose this financial information to any third party who is not bound to maintain the confidentiality of the information; provided however, that: (i) Franchisor may use the information in preparing any earnings claims or other information required by federal or state franchise law; and (ii) Franchisor may prepare a composite list of financial performances by Franchisor franchisees for dissemination among the franchisees, identifying Gross Revenues and advertising expenditures.

     Section 9.5    Master Franchisee Name, Home Address and Telephone
                    Number.
                    --------------------------------------------------

     Master Franchisee agrees that, under federal and state franchise laws and other applicable laws, Franchisor may be required to disclose Master Franchisee name, home address and telephone number and Master Franchisee agrees to the disclosure of Master Franchisee name, home address and telephone number. Master Franchisee must notify Franchisor of any change in Master Franchisee name, home address and telephone number within 10 days of the change. Master Franchisee releases Franchisor and Franchisor officers, directors, stockholders, agents and legal successors and assigns from all causes of action, suits, debts, covenants, agreements, damages, judgments, claims and demands, in law or in equity, that Master Franchisee ever had, now have, or that Master Franchisee later may have, from Franchisor disclosure of Master Franchisee name, home address and telephone number.

                       ARTICLE 10 - TRANSFER OF INTEREST
                       ---------------------------------

     Section 10.1   Transfer by the Franchisor.
                    --------------------------

     The Franchisor shall have the absolute right to transfer, assign or delegate all or any part of its rights or obligations under this Agreement to any person without the consent or approval of the Master Franchisee. If the Franchisor's transferee assumes the Franchisor's obligations under this Agreement and sends to the Master Franchisee written notice of the assignment and assumption, the Master Franchisee agrees within 7 days of such request to execute a release of the Franchisor except for any liabilities from which the Franchisor may not be released under any applicable law. Any such required release will not diminish or eliminate any right that the Master Franchisee may have against the Franchisor or Franchisor's successors or assigns for any breach of obligation(s) under this Agreement. The Franchisor can also transfer its stock, engage in public and private securities offerings, merge, consolidate, acquire other businesses including Competitive Businesses sell all or substantially all of its assets, borrow money (secured or unsecured), deal in its assets or otherwise operate its business without the consent or approval of the Master Franchisee.

     Section 10.2   Transfer by Master Franchisee.
                    -----------------------------

     (a) PERSONAL RIGHTS. Master Franchisee agrees that, unless otherwise expressly permitted by this Agreement, Master Franchisee will not sell, assign, transfer, convey or give voluntarily, involuntarily, directly or indirectly, by operation of law or otherwise (collectively "transfer") any direct or indirect interest in this Agreement, in the Franchise or in Master Franchisee without Franchisor written consent. However, Franchisor written consent is not required for: (i) a single transfer of less than a 5% interest in a publicly-held corporation; (ii) a single transfer of all or any part of any interest in Master Franchisee to one of Master Franchisee other original shareholders or partners; or
(iii) a single transfer to another existing franchisee of the System.
A transfer of 50% or more of the voting or ownership interests in Master Franchisee corporation, partnership or limited liability company, individually or in the aggregate, directly or indirectly, is, for all purposes of this Agreement, considered a transfer of an interest in this Agreement by Master Franchisee. Any purported transfer by Master Franchisee, by operation of law or otherwise in violation of this Agreement, is void and is an Event of Default on Master Franchisee part.

     (b) NO ENCUMBRANCE. The Master Franchisee understands that neither the rights of the Master Franchisee under this Agreement nor any voting or ownership interest of more than 25% in the Master Franchisee (or in any owner of the Master Franchisee) may be pledged, mortgaged, hypothecated, given as security for an obligation or in any manner encumbered.

     (c) PERMITTED TRANSFER. The Franchisor shall not unreasonably withhold or delay its consent to a transfer of any interest in this Agreement if the following requirements are satisfied, any of which may be waived by the Franchisor in its sole discretion:

          (i) The Franchisor shall not have exercised its right of first refusal;

          (ii) All of the Master Franchisee's accrued monetary obligations and all other outstanding obligations to the Franchisor shall have been satisfied;

          (iii) The Master Franchisee shall not be in default of any provision of this Agreement, any Franchise Agreement in which the Master Franchisee is a party, or any other agreement between the Master Franchisee and the Franchisor or its affiliates;

          (iv) The Master Franchisee shall have executed a general release of any and all claims against the Franchisor, its affiliates, and their respective officers, directors, shareholders, representatives, agents and employees, in their corporate and individual capacities, except for liabilities from which the Franchisor may not be released under any applicable law;

          (v) The transferee shall execute the standard form of Access Power International Master Franchise Agreement then being offered to new master franchisees and such other ancillary agreements as the Franchisor may require which may differ from the terms of this Agreement and the Master Franchisee shall pay a Transfer Fee equal to the Franchisor's actual direct expenses in lieu of the initial master franchise fee. If the transfer is a wholly owned corporation, spouse, son or daughter of the transferor, no Transfer Fee will be charged;

          (vi) The transferee shall be interviewed at the Franchisor's principal office without expense to the Franchisor and shall demonstrate to the Franchisor's satisfaction that the transferee has the business and personal skills, reputation and financial capacity required by the Franchisor for a master franchisee;

          (vii) The transferee shall satisfactorily complete the Franchisor's application procedures for new master franchisees;

          (viii) The transferee shall demonstrate to the Franchisor's sole satisfaction that it has properly assumed and will be able to comply with all of its obligations in connection with the Master Franchise.
     The Master Franchisee shall remain liable for all obligations to the Franchisor in connection with the Master Franchise prior to the effective date of the transfer and shall execute any and all instruments reasonably requested by the Franchisor to evidence such liabilities; and

          (ix) The Franchisor must be reasonably satisfied that the proposed terms of sale or other factors involved in the transfer do not materially reduce the potential ability of the transferee effectively to assume and carry out its obligations. The Franchisor has no duty to consider such factors and approval of a proposed transfer shall not be considered an expression of opinion of the appropriateness or fairness of the terms of the transfer or the likelihood of success of the transferee. No disapproval of the transferee for failure to satisfy the transfer conditions described in this Subsection, or of any other condition to transfer set forth in this Agreement shall cause any liability of the Franchisor to such transferee.

The Franchisor's consent to a transfer shall not constitute a waiver of any claims it may have against the Master Franchisee, nor shall it be deemed a wavier of the Franchisor's right to demand exact compliance with any of the terms of this Agreement by the transferee.

     Section 10.3  The Franchisor's Right of First Refusal.
                   ---------------------------------------

     (a) If at any time during the Agreement Term: (i) any person who owns at least a 25% ownership or voting interest in the Master Franchisee (or in any entity with an ownership interest in the Master Franchisee) receivesan arm's-length written offer from an independent unrelated third party to purchase any portion or all of such person's interest (the portion or all of such person's interest hereinafter referred to as the "Interest," and such type of offer later referred to as the "Interest Offer"); or (ii) the Master Franchisee shall receive an arm's-length written offer from an independent unrelated third party to purchase any portion or all of the Master Franchisee's interests under this Agreement or, outside the ordinary course of business, a material part or all of the assets used in the Master Franchisee's business (such assets subject to the offer later referred to as the "Assets", and such type of offer later referred to as the "Asset Offer"), then the Master Franchisee shall ensure that such person receiving the Interest Offer, or the Master Franchisee receiving the Asset Offer (as the case may be, and in either case the person receiving such third party's offer is hereinafter referred to as the "Offeror") shall, if it desires to accept such offer, first offer to sell to the Franchisor the Interest or the Assets for the consideration and on the terms and conditions set forth in such third party's written offer. The Offeror's offer (the "Offer") shall be made by written notice to the Franchisor setting forth the name and address of the prospective purchaser, the price and terms of the Offer together with a franchise application completed by the prospective purchaser, and any other information that the Franchisor may reasonably request in order to evaluate the Offer including any purchase and sale and related agreements proposed to be executed or executed by the Master Franchisee or the third party. The Franchisor shall have the first option to purchase the Interest or the Assets by accepting the Offer, within 30 days after its receipt of the Offer and required information.

     (b) If the Franchisor gives notice of acceptance of the Offer, then the Offeror shall sell the Interest or the Assets to the Franchisor and the Franchisor shall purchase the Interest or the Assets from the Offeror, for the consideration and upon the terms and conditions set forth in the Offer, less any broker's commission not due if the Franchisor exercises its right of first refusal but due and payable by the Offeror upon the sale to the prospective purchaser. The Franchisor's creditworthiness shall be deemed at least equal to the creditworthiness of any proposed purchaser. If the Franchisor is a public company at such time having shares traded on a U.S. national securities exchange, the Offeror must accept the then-current value of the Franchisor's registered shares in lieu of cash or Unique
Consideration.

     (c) If an independent third party's written offer (and the Offeror's corresponding offer to the Franchisor) provides for the purchaser's payment of a Unique Consideration which is of such a nature that it cannot reasonably be duplicated by the Franchisor, then the Franchisor may, in its notice of exercise, in lieu of such Unique Consideration, substitute a cash or stock (if a public company with registered shares) consideration in an amount determined by mutual agreement of the Offeror and the Franchisor within 45 days after the Offer is made or, failing such agreement, by an independent appraiser selected by the Franchisor.

     (d) If the proposed sale includes assets of the Offeror not related to the operation of the Master Franchisee's business, the Franchisor may, at its option, elect to purchase only the assets related to the operation of Master Franchisee's business and an equitable purchase price shall be determined in the reasonable discretion of the Franchisor and allocated to each asset included in the proposed sale.


     (e) Unless otherwise agreed by the Offeror and the Franchisor, the closing of the purchase of the Interest or the Assets shall be held at the Franchisor's then principal office or other location designated by the Franchisor, on no later than the 60th day after the Offer is delivered to the Franchisor, provided that the closing of any such purchase for which a cash or stock consideration is determined in accordance with Subsection 10.3(c) shall be held on the 15th day after such cash or stock consideration is finally determined. At any such closing, the Offeror shall deliver to the Franchisor an assignment and other documents reasonably requested by the Franchisor representing a transfer of ownership of the Interest or the Assets free and clear of all liens, claims, pledges, options, restrictions, charges and encumbrances, in proper form for transfer and with evidence of payment of all applicable transfer taxes by the Offeror. The Franchisor shall simultaneously therewith make payment of any cash consideration for the Interest or Assets by a cashier's check drawn on a bank or thrift doing business in the county of the Franchisor's principal place of business or payment by the issuance of the Franchisor's registered shares, after set off against the amount due to the Offeror for all amounts the Master Franchisee owes the Franchisor, if any. The remaining terms and conditions of such purchase and sale shall be set forth in the Offer.

     (f) If the Franchisor does not accept the Offer as provided above, the Offeror shall be free, for a period of 60 days after the Franchisor has elected not to exercise its option, to sell the Interest or the Assets to the independent third party for the consideration and upon the terms and conditions specified in such third party's written offer, subject to full compliance with all terms and conditions of transfer required under this Agreement, including those set forth in Section 10.2. It shall be a condition precedent to any sale of the Interest to an independent third party that there is delivered to such third party an acknowledgment that the Interest purchased by such third party is and shall be subject to the terms and conditions of this Agreement and that such third party agrees to be bound to the terms of this Section with respect to transferring the Interest, in the same manner as the Offeror. If the Offeror does not sell the Interest or the Assets as provided above within the aforesaid 60-day period, then any transfer by him or her of the Interest or the Assets shall again be subject to the restrictions set forth in this Agreement.

     (g) In the event a proposed transferee is the spouse, son, or daughter of the Offeror, the Franchisor shall not have any right of first refusal; provided, however, that all such transferees shall be subject to all of the restrictions on transfer of ownership imposed on the Offeror under this Agreement.

     (h) The Franchisor may assign its right of first refusal to another entity, if foreign investment restrictions would not allow the Franchisor to purchase directly.

     (i) The Franchisor's rights contained in this Section shall not be deemed to have been exercised for purposes of the Investment Canada Act until the time of actual exercise by the Franchisor of its rights.

     SECTION 10.4   SECURITIES OFFERINGS BY THE MASTER FRANCHISEE.
                    ---------------------------------------------

     (a) Corporate securities or partnership interests in the Master Franchisee may be offered to the public, by private offering or otherwise. The Master Franchisee shall comply with all applicable laws, orders, rules and regulations of the United States, Canada and all other applicable jurisdictions and governmental agencies governing the offer and sale of securities.

     (b) All materials to be used for a public or private offering or to be submitted to a governmental agency under United States and Canadian law shall first be submitted to the Franchisor for review for their content, veracity and impact upon the public image and name of the Franchisor. No offering or press release by or for the benefit of the Master Franchisee shall imply (by use of the Proprietary Marks or otherwise) that the Franchisor is participating in an underwriting, issuance, or offering of the Master Franchisee's or the Franchisor's securities. The Franchisor shall thereafter promptly advise the Master Franchisee in writing as to its approval or disapproval of the information to be contained in the offering materials and instruct the Master Franchisee as to any information which it believes may have a detrimental effect, and therefore shall not be included in the offering materials. Upon completion of the final draft, the Master Franchisee shall submit 2 copies of the final draft to the Franchisor for approval. The
Franchisor shall review the final draft for any detrimental or misstated data, material or information and either approve or

disapprove the final draft. Only after written approval has been given by the Franchisor may the Master Franchisee proceed to file, publish, issue, release and make public the offering materials. Any information found to be detrimental or misstated must be stricken from the final draft before release or publication. It is specifically understood, however, that any such review by the Franchisor is solely for its own information. The Franchisor's approval shall not constitute any kind of authorization, endorsement, approval or ratification as to the legal or factual sufficiency on which the Master Franchisee or any other person may rely, either expressly or impliedly. The Master Franchisee shall make no oral or written representations of any kind indicating or implying that the Franchisor has any interest or relationship whatsoever with the proposed offering other than acting as the Franchisor pursuant to the terms of this Agreement. The Master Franchisee's offering materials and sales literature shall include the following statement, in the appropriate language:

          ACCESS POWER, INC. HAS NOT BEEN ASKED TO AND HAS
          NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THE
          STATEMENTS MADE HEREIN NOR IS IT NOR WILL IT BE
          RESPONSIBLE FOR THE INACCURACY OR INADEQUACY OF
          THE SAME.  FURTHER, ACCESS POWER, INC. WILL NOT
          AND HAS MADE NO RECOMMENDATION RESPECTING THE
          QUALITY, SUITABILITY, ADVISABILITY, OR NATURE OF
          THE INVESTMENT CONTEMPLATED BY THIS OFFERING.

     (c) The Master Franchisee in the offering must fully indemnify the Franchisor in connection with the offering other than for any liability arising from material errors or omissions in information provided by the Franchisor to the Master Franchisee and incorporated into the offering materials and relied upon by the investors.

     (d) For each proposed offering reviewed by Franchisor, the Master Franchisee shall pay to the Franchisor such amount as is necessary to reimburse the Franchisor for its reasonable costs and expenses associated with reviewing the proposed offering materials, including legal and accounting fees.

     (e) The Master Franchisee shall give the Franchisor at least 30 days' written notice prior to the effective date of any offering or other transaction covered by this Section.

                   ARTICLE 11 - DEFAULT AND TERMINATION
                   ------------------------------------

     Section 11.1   Termination by the Master Franchisee.
                    ------------------------------------

     If the Master Franchisee has substantially complied with this Agreement and the Franchisor materially breaches this Agreement, the Master Franchisee will have the right to terminate this Agreement effective 10 days after delivery of written notice of termination, if the Franchisor does not cure such breach within 30 days after the Franchisor receives a written notice of default from the Master Franchisee, unless the breach cannot reasonably be cured within 30 days, in which case the Master Franchisee will have the right to terminate this Agreement if, after the Franchisor's receipt of a written notice of default from the Master Franchisee, the Franchisor does not within 10 days undertake and continue efforts to cure such breach and continue until completion. Any termination of this Agreement by the Master Franchisee other than as provided above, will be deemed a wrongful termination by the Master Franchisee.

     SECTION 11.2   TERMINATION BY THE FRANCHISOR - WITHOUT NOTICE.
                    ----------------------------------------------

     Subject to applicable law, this Agreement shall automatically terminate without notice or opportunity to cure on the date of the occurrence of any of the following events, which shall be considered defaults under this Agreement by the Master Franchisee. In addition, the Master Franchisee shall notify the Franchisor in writing within 3 days of each of the following events: the Master Franchisee becomes insolvent or makes a general assignment for the benefit of creditors; a petition in bankruptcy is filed by the Master Franchisee or such a petition is filed against or consented to by the Master Franchisee and such petition is not dismissed within 45 days; the Master Franchisee is adjudicated as bankrupt; a bill in equity or other proceeding for the appointment of a receiver of the Master Franchisee or other custodian for the Master Franchisee's business or assets is filed and consented to by the Master Franchisee; a receiver or other custodian (permanent or temporary) of the Master Franchisee's business or assets is appointed by any court of competent jurisdiction; proceedings for a composition with creditors under United States law is instituted by or against the Master Franchisee; a final judgment in excess of U.S.$5,000 remains unsatisfied or of record for 30 days or longer (unless a supersedeas bond is filed); execution is levied against the Master Franchisee's operation or property, or suit to foreclose any lien against the assets of the Master Franchisee is instituted against the Master Franchisee and not dismissed within 45 days; or a substantial portion of real or personal property of the Master Franchisee used in the Master Franchisee's business is sold after levy thereupon by any sheriff, marshal or constable.

     SECTION 11.3   TERMINATION BY THE FRANCHISOR - AFTER NOTICE.
                    --------------------------------------------

     The Master Franchisee shall be deemed to be in default and the Franchisor may, at its option, terminate all rights granted to the Master Franchisee under this Agreement, without affording the Master Franchisee any opportunity to cure the default, effective immediately upon notice to the Master Franchisee, upon the occurrence of any of the following events:

     (a) If the Master Franchisee ceases to operate its business for more than 14 days in any calendar year or for more than 7 consecutive days or otherwise forfeits the right to do or transact business in Canada;

     (b) If a serious or imminent threat or danger to public health or safety results from the operation of the Master Franchisee's business and such threat or danger remains uncorrected for 5 days after receipt by the Master Franchisee of written notice from the Franchisor or a governmental authority, unless a cure cannot be reasonably completed in such time, in which event all reasonable steps to cure must be commenced within such time, but a cure must be completed promptly thereafter, in no event later than 30 days after receipt of such written notice;

     (c) If the Master Franchisee fails to maintain the Minimum Performance Requirement;

     (d) If the Master Franchisee, or any officer, director, owner or managerial employee of the Master Franchisee, is convicted of a felony, a crime of moral turpitude or any other crime or offense that the Franchisor reasonably believes is likely to have a material adverse effect on the System, the Proprietary Property, the good will associated with the Proprietary Marks, or the Franchisor's interest in any of the Proprietary Property unless the Master Franchisee immediately and legally terminates such individual as an officer, director, owner and employee of the Master Franchisee;


     (e) The Master Franchisee denies the Franchisor the right to inspect the Master Franchisee's business or to audit the sales and accounting records of the Franchised Business;

     (f) Conduct by the Master Franchisee which is deleterious to or reflects unfavorably on the Master Franchisee or the System by exhibiting a reckless disregard for the physical and mental well being of employees, customers, the Franchisor's representatives or the public at large, including battery, assault, sexual harassment or discrimination, racial harassment or discrimination, alcohol or drug abuse or other forms of threatening, outrageous or unacceptable behavior as determined in the Franchisor's sole discretion;

     (g) If the Master Franchisee, contrary to the terms of this Agreement, purports to transfer any rights or obligations under this Agreement, without the Franchisor's prior written consent as required under this Agreement;

     (h)    If any breach occurs under Sections 8.2 or 13.2;

     (i) If the Master Franchisee knowingly maintains false books or records, or knowingly submits any false reports to the Franchisor;

     (j) If the Master Franchisee misuses or makes any unauthorized use of the Proprietary Property or otherwise materially impairs the good will associated with the Proprietary Property or the Franchisor's rights in the Proprietary Property; or

     (k) If the Master Franchisee has received from the Franchisor 3 or more prior Notices of Default for the same or similar defaults during any 6 consecutive-month period, notwithstanding the fact that such defaults were cured.

     Section 11.4  Termination by the Franchisor - After Notice and Right to
                   Cure.
                   ---------------------------------------------------------

     Except as otherwise provided above, the Master Franchisee shall have 30 days after delivery from the Franchisor of a written Notice of Default specifying the nature of the default within which to remedy any default other than as set forth above, and provide evidence of cure satisfactory to the Franchisor. If any such default is not cured within that time, or such longer period as applicable law may require, all the rights of the Master Franchisee under this Agreement shall terminate without further notice to the Master Franchisee effective immediately upon the expiration of the 30-day period or such longer period as applicable law may require. In addition to the events specified in Sections 11.2 and 11.3, the Master Franchisee shall be in default under this Section for any failure to comply with any of the requirements imposed by this Agreement, as it may from time to time reasonably be revised or supplemented by the Access Power Manuals, or to carry out the terms of this Agreement in good faith. The Master Franchisee shall have the burden of proving it properly and timely cured any default, to the extent such cure is permitted under this Agreement.

     SECTION 11.5   TERMINATION - NON-PARTY INITIATED.
                    ----------------------------------

     Neither the Franchisor nor Master Franchisee shall be considered in breach of this Agreement for termination of this Agreement as a result of actions taken outside of the reasonable control of the parties hereto. Both parties acknowledge that in the future, as a result of changes in the Internet's technical capacity or the Regulatory environment surrounding the provision of IP Telephony services this Agreement may be terminated with neither party
considered in breach.   In the event of a termination of this
Agreement pursuant to this section, the limitations upon the Master Franchisee under section 13.2(b) shall not apply.

       ARTICLE 12 - OBLIGATIONS OF THE MASTER FRANCHISEE UPON
                    TERMINATION OR EXPIRATION

     Upon termination by the Franchisor or expiration of this Agreement, all rights granted under this Agreement to the Master Franchisee shall terminate immediately, and the Sections of this ARTICLE shall apply to the rights and obligations of the parties.

     Section 12.1  Payment of Outstanding Amounts.
                   ------------------------------

     The Franchisor may retain all fees paid pursuant to this Agreement except for refunds expressly required in this Agreement. In addition, within 10 days after the effective date of the termination or expiration, or such later dates as it is determined that amounts are due to the Franchisor, the Master Franchisee shall pay to the Franchisor all Master Franchise Fee Payments (up to the US $2,300,000 minimum), Royalty Fees, amounts owed for products or services purchased by the Master Franchisee from the Franchisor or its affiliates, and all other amounts owed to the Franchisor or its affiliates which are then unpaid.

     Section 12.2   Return of Materials.
                    -------------------

     Except for those materials necessary to continue to service Franchisees if the Master Franchisee is allowed or retains such rights, the Master Franchisee shall immediately turn over to the Franchisor in an organized manner all materials, including the Access Power Manuals, records, files, instructions, correspondence, all materials related to operating Access Power, including all Authorized Materials and other materials relating to solicitation of prospective Franchisees, and any and all other materials relating to the operation of a Master Franchisee's business in the Master Franchisee's possession or control, and all copies and any other forms of reproductions thereof (all of which are acknowledged to be the sole and exclusive property of the Franchisor), and shall retain no copy or record of any of the foregoing, excepting only the Master Franchisee's copy of this Agreement and related agreements and of correspondence between the parties, copies of all Franchise Agreements with the Franchisees in the Master Franchise Territory entered into during the Agreement Term, and copies of any other documents which the Master Franchisee reasonably needs for compliance with any law. The Franchisor shall reimburse the Master Franchisee for the reasonable cost of shipping the foregoing materials to the Franchisor promptly after receipt of invoices or other reasonable evidence of such costs.

     Section 12.3  Loss of Exclusivity; Cessation of Sales; Cessation of
                   Services.
                   -----------------------------------------------------

     (a) Upon the expiration of this Agreement, the Master Franchisee shall: (i) cease selling Franchises; (ii) cease using all advertising materials, forms and other materials bearing the Franchisor's Proprietary Marks; (iii) cease holding itself out as a sales representative of the Franchisor; and (iv) take all steps necessary to disassociate itself from the Franchisor. As to all existing Access Power operations under this Agreement, the Master Franchisee shall continue to operate as required in this Agreement until such operations are sold to an independent third party, approved by the Franchisor, or to the Franchisor. Should the Franchisor not approve a sale to an independent third party, the Franchisor must purchase the Master Franchisee's interests in the organization on the terms and conditions set forth in the independent third party's written offer. Any such written independent third party offer must be received by the Master Franchisee within 4 months of the termination of the Agreement.

     (b) Upon the early termination of this Agreement due to the Master Franchisee's default, the Master Franchisee shall: (i) cease selling Franchises on behalf of the Franchisor; (ii) cease using all advertising materials, forms and other materials bearing the Franchisor's Proprietary Marks; (iii) cease holding itself out as a representative of the Franchisor; and
(iv) take all steps necessary to disassociate itself from the Franchisor. At the option of the Franchisor, the Master Franchisee shall cease providing services to existing Franchisees. In such event the Master Franchisee shall not be entitled to any further fees from existing Franchisees. The Franchisor shall also be free to sell new Franchises, renew existing Franchises, and enter into master franchise agreements or other arrangements within the Master Franchise Territory without further obligation to the Master Franchisee.

     (c) The Franchisor shall be free to sell new Franchises, enter into new master franchise agreements or other arrangements within the Master Franchise Territory without further obligation to the Master Franchisee.


     SECTION 12.4  CHANGE OF CORPORATE NAME.
                   ------------------------

     The Master Franchise agrees to file all necessary amendments and other documents to change its corporate name to exclude the "Access Power" trade name to a name not confusingly similar to the "Access Power" trade name.

     Section 12.5  Competition Differentiation.
                   ---------------------------

     Master Franchisee agrees, if Master Franchisee continues to operate or later begins to operate any other business, not to use any reproduction or colorable imitation of the Proprietary Marks, methods of operation or undertake any other conduct either in any other business or the promotion of any other business, that is likely to cause confusion, mistake or deception, or that is likely to dilute Franchisor rights in and to the Proprietary Marks. In addition, Master Franchisee agrees not to utilize any designation of origin or description or representation that falsely suggests or represents an association or connection with Franchisor, or any of Franchisor Affiliates.

       ARTICLE 13 - INDEPENDENT COVENANTS OF THE MASTER FRANCHISEE

     SECTION 13.1  DEVOTION TO THE SALE AND SERVICE OF FRANCHISES.
                   ----------------------------------------------

     The Master Franchisee covenants that during the Agreement Term, except as otherwise approved in writing by the Franchisor, the Master Franchisee shall faithfully, honestly and diligently devote full time, energy and best efforts in carrying out the Master Franchisee's obligations under this Agreement in support of the business of the Franchisor and refrain from engaging in any business or other activity that will conflict with its obligations under this Agreement, whether or not such activity is pursued for gain, profit, or other pecuniary advantage; provided, however, that this shall not be construed as preventing the Master Franchisee from investing its assets in businesses which do not compete with the Franchisor where the form or manner of such investment will not require services on the part of the Master Franchisee in the operation of the business in which such investments are made and in which his or her participation is solely that of a passive investor.

     Section 13.2 Diversion of Business; Competition and Interference With the Franchisor.
                   ---------------------------------------------------

     The Master Franchisee agrees that the Franchisor would be unable to protect the Confidential Information against unauthorized use or disclosure and would be unable to encourage a free exchange of ideas and information among the franchisees within the System if master franchisees were permitted to hold interests in any Competitive Business.

     (a) IN-TERM. The Master Franchisee covenants that during the Agreement Term except as otherwise approved in writing by the Franchisor, that the Master Franchisee will not:

          (i) directly or indirectly, solicit or otherwise attempt to induce, by combining or conspiring with, or attempting to do so, or in any other manner influence any Business Affiliate of the Franchisor to terminate or modify his, her or its business relationship with the Franchisor or to compete against the Franchisor;

          (ii) directly or indirectly, as owner, officer, director, employee, agent, lender, broker, consultant, franchisee or in any other similar capacity whatsoever be connected in any manner with the ownership, management, operation or control of or conduct a Competitive Business (provided that this restriction shall not apply to a 5% or less beneficial interest in a publicly-held corporation); and

          (iii) in any manner knowingly interfere with, disturb, disrupt, decrease or otherwise jeopardize the business of the Franchisor or any of its other franchisees.

     (b) POST-TERM. The Master Franchisee also covenants that for a 24-month period after the expiration or termination of this Agreement, except as otherwise approved in writing by the Franchisor, that the Master Franchisee will not:

          (i) directly or indirectly, solicit or otherwise attempt to induce, by combining or conspiring with, or attempting to do so, or in any other manner influence any Business Affiliate of the Franchisor to terminate or modify his, her or its business relationship with the Franchisor or to compete against the Franchisor;

          (ii) directly or indirectly, as owner, officer, director, employee, agent, lender, broker, consultant, franchisee or in any other similar capacity whatsoever be connected in any manner with the ownership, management, operation or control of or conduct a Competitive Business in Canada (provided that this restriction shall not apply to a 5% or less beneficial interest in a publicly-held corporation); and

          (iii) in any manner interfere knowingly with, disturb, disrupt, decrease or otherwise jeopardize the business of the Franchisor or any of its other franchisees.

     (c) The Master Franchisee acknowledges and confirms that the length of the term and geographical restrictions contained in this Section are fair and reasonable and not the result of overreaching, duress or coercion of any kind. The Master Franchisee further acknowledges and confirms that its full, uninhibited and faithful observance of each of the covenants contained in this Section will not cause any undue hardship, financial or otherwise. The Master Franchisee acknowledges and confirms that its special knowledge of the business of a business that is engaged, wholly or partially, directly or indirectly, in the sale or resale of long distance or internet telephony service (and anyone acquiring such knowledge through the Master Franchisee) is such as would cause the Franchisor and its franchisees serious injury and loss if it (or anyone acquiring such knowledge through the Master
Franchisee) were to use such ability and knowledge to the benefit of a competitor or were to compete with the Franchisor or any of its franchisees.

     (d) In the event that any court of competent jurisdiction shall finally hold that the time or territory or any other provision stated in this Section constitutes an unreasonable restriction upon the Master Franchisee, the Master Franchisee agrees that the provisions of this Agreement shall not be rendered void, but shall apply as to time and territory or to such other extent as such court may judicially determine or indicate constitutes a reasonable restriction under the circumstances involved.

     (e)  In the event of a termination of this Agreement pursuant to section 11.1, the period in subsection (b) above shall be reduced from 24 months to 6 months.

     SECTION 13.3  MODIFICATION OF COVENANTS.
                   -------------------------

     The Master Franchisee acknowledges that the Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenants set forth in this ARTICLE without the Master Franchisee's consent, effective immediately upon receipt by the Master Franchisee of written notice. The Master Franchisee agrees that it shall comply immediately with any covenant as so modified, which shall be fully enforceable to the extent permitted by applicable law.


     Section 13.4  Independent Covenants.
                   ---------------------

     The parties agree that the foregoing covenants in this ARTICLE shall be construed as independent of any other covenant or provision of this Agreement. The Master Franchisee further agrees that the existence of any claim it may have against the Franchisor or any of its affiliates, regardless of whether arising from this Agreement, shall not constitute a defense to the enforcement of the foregoing covenants by the Master Franchisee.

         ARTICLE 14 - INDEPENDENT CONTRACTOR AND INDEMNIFICATION

     Section 14.1   Independent Status.
                    ------------------

     It is understood and agreed by the parties that this Agreement does not create a fiduciary relationship between them. The Master Franchisee shall be an independent contractor, and, unless expressly provided to the contrary, nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee, affiliate or servant of the other party for any purpose whatsoever. It is understood and agreed that nothing in this Agreement authorizes the Master Franchisee to make any contract, agreement, warranty or representation on the Franchisor's behalf, nor to incur any debt or other obligation in the Franchisor's name. The Master Franchisee agrees to take such affirmative action as may be requested by the Franchisor to indicate that the Master Franchisee is an independent contractor, including a notice on all stationery, business cards, sales literature, contracts and similar documents which states that the Master Franchisee's business is independently owned and operated by the Master Franchisee. The content of the notice is subject to the prior written approval of the Franchisor.

     Section 14.2   Indemnification.
                    ---------------

     The Master Franchisee indemnifies and holds harmless the Franchisor from any and all costs, losses and damages (including reasonable attorneys' fees and costs, even if incident to appellate, post-judgment or bankruptcy proceedings), from claims brought by third parties arising out of or in any way incidental to or in connection with the ownership or operation by the Master Franchisee of the Master Franchisee's business unless caused by the Franchisor's gross negligence or intentional misconduct. This indemnity obligation continues in full force and effect and notwithstanding the expiration or termination of this Agreement.

            ARTICLE 15 - REPRESENTATIONS AND WARRANTIES

     Section 15.1   No Reliance.
                    -----------

     Except as expressly provided to the contrary in this Agreement, the Franchisor makes no representations, warranties or guarantees upon which the Master Franchisee may rely, and assumes no liability or obligation to the Master Franchisee, by providing any waiver, approval, consent or suggestion to the Master Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefor unless such conduct would otherwise constitute a breach of an express obligation of the Franchisor under this Agreement.

     Section 15.2     Representations of the Franchisor.

                      ---------------------------------

     The Franchisor makes the following representations and warrants to the Master Franchisee, which shall be true and correct upon the execution of this Agreement and throughout the Agreement Term:

     (a) ORGANIZATION. The Franchisor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

     (b) AUTHORIZATION. The Franchisor has the corporate power to execute, deliver, and carry out the terms and conditions of the Agreement. The Franchisor has taken all necessary action with respect thereto. This Agreement has been duly authorized, executed and delivered by the Franchisor and constitutes its valid, legal and binding agreement and obligation in accordance with the terms of this Agreement, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws and equitable principles affecting creditors' rights generally from time to time in effect.

     (c) NO VIOLATION. Performance by the Franchisor of its obligations under the Agreement will not result in: (i) the breach of any term or condition of, or constitute a default under, any term or condition of any contract or agreement to which the Franchisor is a party or by which it is bound, or constitute an event which, with notice, lapse of time or both, would result in such a breach or event of default; nor (ii) result in the violation by the Franchisor of any statute, rule, regulation, ordinance, code, judgment, order, injunction or decree.

     Section 15.3 Representations of the Master Franchisee; Opinion of Counsel.
                  ------------------------------------------------------------

     The Master Franchisee makes the following representations and warranties to the Franchisor, which shall be true and correct upon the execution of this Agreement and throughout the Agreement Term:

     (a) ORGANIZATION. The Master Franchisee is a corporation duly organized, validly existing and in good standing under the laws of Canada.

     (b) AUTHORIZATION. The Master Franchisee has the power to execute, deliver, and carry out the terms and conditions of the Agreement. The Master Franchisee has taken all necessary action with respect thereto. This Agreement has been duly authorized, executed and delivered by the Master Franchisee and constitutes its valid, legal and binding agreement and obligation in accordance with the terms of this Agreement, except as may be limited by applicable bankruptcy, insolvency, reorganization and other laws and equitable principles affecting creditors' rights generally from time to time in effect.

     (c) NO VIOLATION. Performance by the Master Franchisee of its obligations under this Agreement will not result in: (i) the breach of any term or condition of, or constitute a default under, any term or condition of any contract, agreement or other commitment to which the Master Franchisee is a party or by which it is bound, or constitute an event which, with notice, lapse of time or both, would result in such a breach or event of default;
nor (ii) result in the violation by the Master Franchisee of any statute, rule, regulation, ordinance, code, judgment, order, injunction or decree.

     (d) LITIGATION. There is not now pending against the Master Franchisee, nor to the knowledge of the officers of the Master Franchisee, is there threatened, any litigation, investigation or proceeding the outcome of which would in any cause, or in the aggregate, adversely affect the assets or financial condition of the Master Franchisee or seriously affects its continued operations.

     (e) CONSENT OR FILING. All consents, approvals or authorization of, or registrations, declarations or filings with any court, any governmental body or authority or other person or entity that is required in connection with the valid execution, delivery or performance of this Agreement or any document required by this Agreement or in connection with any of the transactions contemplated thereby have been completed.


     (f) DISCLOSURE. No representation or warranty made by the Master Franchisee in this Agreement or in any other document furnished or to be furnished from time to time in connection herewith or therewith contains or will contain any misrepresentation of a material fact or omits or will omit to state any material fact necessary to make the statements herein or

therein not misleading. There is no fact known to the Master Franchisee which materially adversely affects, or which would in the future materially adversely affect, the business, assets, property, prospects or financial condition of the Master Franchisee.

     (g) BROKERAGE. The Master Franchisee has dealt with no broker or finder in connection with the master franchise rights and the Master Franchisee indemnifies the Franchisor against and to hold the Franchisor harmless from any claims for finders' or brokerage fees or commission in connection with the master franchise rights and agrees to pay all expenses (including attorneys' fees and expenses) incurred by the Franchisor in connection with the defense of any action or proceeding brought to collect any such fees or commissions or otherwise relating to any such brokerage claims resulting from or arising out of any claim that the Master Franchisee consulted, dealt or negotiated with the person or entity making such brokerage claim.

     SECTION 15.4  ACKNOWLEDGEMENT OF RISK.
                   -----------------------

     The Master Franchisee acknowledges and agrees to the following:

     (a) THE SUCCESS OF THE MASTER FRANCHISEE IN OWNING AND OPERATING THE MASTER FRANCHISEE'S BUSINESS IS SPECULATIVE AND WILL DEPEND ON MANY FACTORS INCLUDING, TO A LARGE EXTENT, THE MASTER FRANCHISEE'S INDEPENDENT BUSINESS ABILITY. NO REPRESENTATIONS OR PROMISES, EXPRESS OR IMPLIED, HAVE BEEN MADE BY THE FRANCHISOR OR ANY EMPLOYEE, BROKER OR REPRESENTATIVE OF THE FRANCHISOR, TO INDUCE THE MASTER FRANCHISEE TO ENTER INTO THIS AGREEMENT EXCEPT AS SPECIFICALLY INCLUDED IN THIS AGREEMENT. NO
EMPLOYEE, OFFICER, DIRECTOR, BROKER OR REPRESENTATIVE IS AUTHORIZED TO
DO OTHERWISE.

     (b) THE MASTER FRANCHISEE ACKNOWLEDGES THAT IN ALL OF ITS DEALINGS WITH THE FRANCHISOR, ITS EMPLOYEES, BROKERS (IF ANY), AND OTHER REPRESENTATIVES ACT ONLY IN A REPRESENTATIVE CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY. THE MASTER FRANCHISEE FURTHER ACKNOWLEDGES THAT THIS AGREEMENT, AND ALL BUSINESS DEALINGS BETWEEN THE MASTER FRANCHISEE AND SUCH INDIVIDUALS AS A RESULT OF THIS AGREEMENT, ARE SOLELY BETWEEN THE MASTER FRANCHISEE AND THE FRANCHISOR.

     (c) IN ADDITION, THE FRANCHISOR MAKES NO WARRANTY AS TO THE MASTER FRANCHISEE'S ABILITY TO SELL AND SERVICE THE FRANCHISED BUSINESS IN THE JURISDICTION IN WHICH THE FRANCHISED BUSINESSES ARE TO BE OPERATED. IT IS INCUMBENT UPON THE MASTER FRANCHISEE TO SEEK OR OBTAIN ADVICE OF COUNSEL SPECIFICALLY WITH RESPECT TO THIS ISSUE. IN THE EVENT THAT LEGISLATION ENACTED BY, OR REGULATION OF, ANY GOVERNMENTAL BODY PREVENTS THE MASTER FRANCHISEE OR A FRANCHISEE FROM OPERATING THE FRANCHISED BUSINESS, THE FRANCHISOR SHALL NOT BE LIABLE FOR DAMAGES NOR BE REQUIRED TO INDEMNIFY THE MASTER FRANCHISEE IN ANY MANNER WHATSOEVER OR TO RETURN ANY MONIES RECEIVED FROM THE MASTER FRANCHISEE.


          ARTICLE 16 - MEDIATION AND ARBITRATION; EQUITABLE RELIEF

     SECTION 16.1  MEDIATION AND ARBITRATION.
                   -------------------------

     (a) In connection with any dispute arising under this Agreement, prior to any arbitration proceeding taking place, either party may, at its option, submit the controversy or claim to non-binding mediation before FAM or other mutually agreeable mediator, in which event both parties shall execute a confidentiality agreement reasonably satisfactory to the Franchisor. Upon submission, the obligation to attend mediation shall be binding on both parties.

     (b) Except as specifically modified by this Section and excepting matters involving remedies as set forth in Section 16.2, any controversy or claim arising out of or relating to this Agreement, including any claim that this Agreement, or any part thereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration before and in accordance with the arbitration rules of FAM, or if FAM is unable to conduct the arbitration for any reason or if both parties agree, before the American Arbitration Association in accordance with its commercial arbitration rules, or any other mutually agreeable arbitration association.

     (c) The provisions of this Section shall be construed as independent of any other covenant or provision of this Agreement; provided that if a court of competent jurisdiction determines that any such provisions are unlawful in any way, such court shall modify or interpret such provisions to the minimum extent necessary to have them comply with the law. Notwithstanding any provision of this Agreement relating to under which state laws this Agreement shall be governed by and construed under, all issues relating to arbitrability or the enforcement of the agreement to arbitrate contained in this Agreement shall be governed by the United States Arbitration Act (9 U.S.C. Section 1 et seq.) and the Federal common law of arbitration.

     (d) Judgment upon an arbitration award may be entered in any court having competent jurisdiction and shall be binding, final and non-appealable. The Franchisor and the Master Franchisee (and their respective owners) waive to the fullest extent permitted by law, any right to or claim for any punitive or exemplary damages against the other and agree that in the event of a dispute between them each shall be limited to the recovery of any actual damages sustained by it.

     (e) Prior to any arbitration proceeding taking place, the Franchisor or the Master Franchisee may, at its respective option, elect to have the arbitrator conduct, in a separate proceeding prior to the actual arbitration, a preliminary hearing, at which hearing testimony and other evidence may be presented and briefs may be submitted, including a brief setting forth the then applicable statutory or common law methods of measuring damages in respect of the controversy or claim being arbitrated.

     (f) This arbitration provision shall be deemed to be self-executing and shall remain in full force and effect after the expiration or termination of this Agreement. In the event either party fails to appear at any properly noticed arbitration proceeding, an award may be entered against such party by default or otherwise notwithstanding such failure to appear.

     (g) Mediation and/or arbitration shall take place in Duval County, Florida.

     (h) The Master Franchisee acknowledges and agrees that it is the intent of the parties that mediation or arbitration between the Franchisor and the Master Franchisee shall be of the Franchisor's and the Master Franchisee's individual claims, and that none of the Master Franchisee's claims shall be mediated or arbitrated on a class-wide basis.

     SECTION 16.2  EXCEPTIONS TO MEDIATION AND ARBITRATION; EQUITABLE
                   RELIEF.
                   --------------------------------------------------

     (a) The obligation to mediate or arbitrate shall not be binding upon either party with respect to claims relating to the Proprietary Property; the obligations of the Master Franchisee upon termination or expiration of this Agreement; any transfers restricted under this Agreement concerning interests in the Master Franchisee and this Agreement; matters relating to actions which may impair the good will associated with the Proprietary Marks; matters involving claims of danger, health or safety involving the Master Franchisee, the employees, customers or the public; or requests for restraining orders, injunctions or other procedures in a court of competent jurisdiction to obtain specific performance when deemed necessary by such court to preserve the status quo or prevent irreparable injury pending resolution by mediation or arbitration of the actual dispute between the parties.

                       ARTICLE 17 - TERM

SECTION 17.1   MASTER FRANCHISE TERM.
               ---------------------

     The Term of this Agreement shall run for 30 years from the Agreement Date, unless otherwise sooner terminated pursuant to ARTICLE
9. This Agreement shall remain in full force and effect so long as the Master Franchisee has any obligations to the Franchisor under this Agreement or to any Franchisee under a Franchise Agreement, unless sooner terminated in accordance with the terms of this Agreement (the "Agreement Term"). The Agreement Term refers to the term during which this Agreement is in full force and effect and the Master Franchisee is either obligated to the Franchisor or to a Franchisee.

     SECTION 17.2   OPTION TO OBTAIN SUCCESSOR ACCESS POWER
                    INTERNATIONAL MASTER FRANCHISE AGREEMENT.
                    ----------------------------------------

     (a) The Master Franchisee is granted an option to obtain a Successor Access Power Franchise Agreement for a period of 5 years. The Master Franchisee may exercise its option to obtain a Successor Access Power International Master Franchise
Agreement only if it complies with the following conditions at the time the option is exercised and immediately before the commencement of the Succeeding Term, unless another time is specified below:

          (i) One year before the end of the Term, the Franchisor will give the Master Franchisee written notice that its Franchise Agreement will expire in one year.

          (ii) The Master Franchisee shall give the Franchisor written notice of its intention to exercise the option to obtain a Successor Access Power Franchise Agreement by submitting its application for a Successor Access Power Franchise Agreement not less than 9 months nor more than 12 months prior to the end of the Agreement Term;

          (iii) The Master Franchisee shall have satisfied all monetary obligations owed by the Master Franchisee to the Franchisor and its affiliates and shall not be in default of any provision of this Agreement including the Minimum Performance Requirement or any other agreement between the Master Franchisee and the Franchisor or its affiliates;

          (iv) The Master Franchisee, within 90 days prior to the expiration of the Agreement Term, shall execute and deliver to the Franchisor a Successor Access Power Master Franchise Agreement which agreement may differ from the terms of this Agreement; and

          (v) The Master Franchisee shall execute a general release of any and all claims against the Franchisor and its affiliates, and their respective officers, directors, shareholders, agents and employees except for liabilities from which the Franchisor may not require a release under any applicable law.

     SECTION 17.3  REINSTATEMENTS AND EXTENSIONS.
                   -----------------------------

     If any termination or expiration of the Term would violate any applicable law, Franchisor may reinstate or extend the Term for the purpose of complying with the law, for the duration provided by Franchisor in a written notice to Master Franchisee, without waiving any of Franchisor rights under this Agreement or otherwise modifying this Agreement.

                   ARTICLE 18 - DEFINITIONS

     SECTION 18.1  DEFINITIONS.
                   -----------

     As used in this Agreement, the Exhibits attached to this Agreement and any other document executed incidental to this Agreement and any exhibits to such documents, the following terms shall have the following meanings:

     "ACCESS POWER GATEWAY NETWORK" means the IP Telephony Units connected together by the Franchisor for the origination and/or termination of IP traffic, whether such unit was established by Franchisor or franchisee thereof, Master Franchisee or franchisee thereof, or any other entity which the Franchisor may have an agreement with for the origination and/or termination of IP traffic.

     "ACCESS POWER MANUALS" means all manuals produced by, or for the benefit of, the Franchisor and loaned to the Master Franchisee, now existing or later produced, and any revisions prepared for the internal use of the Franchised Business.

     "ACCESS POWER MARKETING FUND" means the fund described in Subsection 3.6(c) into which Advertising Contributions from
Franchisees will be deposited for use in regional and national marketing activities in Canada to promote the System.

     "AFFILIATE" means a company related to Franchisor as a parent corporation, brother/sister corporation or subsidiary corporation.

     "AGREEMENT" means this Access Power International Master
Franchise Agreement, as it may be amended, supplemented or otherwise modified by an agreement in writing signed by the Master Franchisee and the Franchisor.

     "AGREEMENT DATE" means the execution date of this Agreement.

     "AGREEMENT TERM" means the term of the Agreement described in
Section 17.1.

     "AUTHORIZED MATERIALS" means: (i) those written or recorded materials provided by the Franchisor to the Master Franchisee for purposes of soliciting prospective Franchisees, including the Franchise Agreement and exhibits, brochures and applications;
(ii) written or recorded materials prepared by the Master Franchisee upon the specific written request of, or which have previously been

approved in writing by Franchisor; and (iii) general written correspondence prepared by the Master Franchisee which is based upon, and not inconsistent with (i) or (ii) above, nor inconsistent with policies and procedures of the Franchisor specified in this Agreement and otherwise set forth in writing by the Franchisor from time to time. No materials shall be considered Authorized Materials if the Franchisor has notified the Master Franchisee
(or the Master Franchisee is otherwise aware) that such materials are no longer Authorized Materials; such materials are not current or are misleading and the Franchisor has notified the Master Franchisee (or the Master Franchisee is otherwise aware) that such materials are no longer correct or are misleading; or such materials subsequently become inconsistent with facts, policies or procedures the Franchisor specifies in writing to the Representative. The Master Franchisee shall make no representations which would not, if written, constitute Authorized Materials. The Representative shall be responsible for the translation of the Authorized Materials into the appropriate language.

     "BUSINESS AFFILIATE" means any employee, officer, director, agent, consultant, representative, contractor, supplier, distributor, franchisee or other business contact of the Franchisor.

     "BUSINESS DAY " means any day other than Saturday, Sunday or a day upon which open trading does not take place on the New York Stock Exchange

     "CALLS" mean any usage of the System IP Telephony Units for any services thereunder.

     "COMPANY-OWNED FRANCHISE" means a Franchise owned by the Master Franchisee or an affiliate. "Access Power Franchise" means the distributorship Master Franchisee is authorized to establish and operate under this Agreement.

     "COMPANY UNIT" means an Access Power Advanced Communications
Business operated under the System and owned by Franchisor.

     "COMPETITIVE BUSINESS" means a business that is engaged, wholly or partially, directly or indirectly, in the sale or resale of long distance or Internet Telephony services.

     "CONFIDENTIAL INFORMATION" means any oral or written information and data of a confidential nature, including but not limited to proprietary, technical, development, marketing, sales, operating, performance, cost, know-how, business and process information, computer programming techniques, and all record bearing media containing or disclosing such information and techniques, which is disclosed by one party to the other party pursuant to this Agreement. Confidential Information shall not include any information which (a) is already in the public domain through no breach of confidentiality;
(b) was lawfully in a party's possession prior to receipt from the other party; (c) was received by a party independently from a third party free to lawfully disclose such information to such party; or (d) had been independently developed by a party as of the time of disclosure.

     "DESIGNEE" means one or more representatives of the Franchisor who are independent contractors and are appointed by the Franchisor to perform certain of the Franchisor's duties under this Agreement as described in ARTICLE 2.

     "EVENT OF DEFAULT" means a breach of this Agreement including those situations requiring the giving of notice, the lapse of time, or both, or any other condition is satisfied.

     "FAM" means Franchise Arbitration and Mediation, Inc.

     "FRANCHISE AGREEMENT" means agreements entered into for the operation of an Access Power franchise substantially in the form attached as Exhibit A.

     "FRANCHISE OWNERS" If a corporation, partnership or other entity is to own Master Franchisee operations, Master Franchisee will notice certain provisions that are applicable to Master Franchisee shareholders, partners or members, upon whose business skill,

financial capability and personal character Franchisor are relying in entering into this Agreement. Those individuals will be referred to in this Agreement as "Franchise Owners."

     "FRANCHISE UNIT" means an Access Power Advanced Communications Business operated under the System and owned by other than the Franchisor.

     "FRANCHISOR NETWORK" means the services coverage area of the entire network, as established and maintained by the Franchisor, for the termination of traffic originating through local Gateway servers or via the Internet.

     "GATEWAY CO-LOCATION FACILITY" means the actual facility housing an Access Power IP Telephony Gateway Server and VocalTec Gateway
Software, and connection to the public switched telephone networks.

     "GATEWAY SERVER" means a combination of hardware and software which permits the changing of communications from analog to digital and/or digital to analog for delivery over a network.

     "GROSS REVENUE(S)" means the entire amount of all of Master Franchisee revenues from the ownership or operation of the Access Power Master Franchise or any business at or about the Gateway Co-location Facility including the proceeds of any business interruption insurance and any revenues received from the lease or sublease of a portion of the Gateway Co-location Facility, whether the revenues are evidenced by cash or credit, services, property or other means of exchange, excepting only the amount of any sales taxes that are collected and paid to the taxing authority (based on the cash method of accounting). Cash refunded and credit given to customers and receivables uncollectible from customers will be deducted in computing Gross Revenues to the extent that the cash, credit or receivables represent amounts previously included in Gross Revenues where Royalty Fees were paid. Gross Revenues are deemed received by Master Franchisee at the time the goods, products, merchandise or services from which they derive are delivered or rendered or at the time the relevant sale takes place, whichever occurs first, unless otherwise specified herein. Gross Revenues consisting of property or services (for example, "bartering" or "trade outs") are valued at the prices applicable, at the time the Gross Revenues are received, to the products or services exchanged for the Gross Revenues.

     "INITIAL FRANCHISE FEE" means the fee paid by a franchisee to a franchisor for the right to operate an Access Power Franchise.

     "INITIAL TRAINING" means the training described in Subsection
2.1(a).

     "IP TELEPHONY UNIT" means a Gateway Server or set of Gateway
Servers providing service to a specific market.

     "MASTER FRANCHISE" means the rights granted to the Master
Franchisee under this Agreement.

     "MASTER FRANCHISE FEE" means the fee described in Section 4.1.

     "MASTER FRANCHISE OWNER" means: (i) if the Master Franchisee is an individual, such individual; (ii) if the Master Franchisee is a corporation, the individual who owns a majority of the voting and ownership interests in such corporation; and (iii) if the Master Franchisee is a partnership, each individual who is, or owns a majority of the voting and ownership interest in an entity which is, a general partner of such partnership.

     "MASTER FRANCHISE TERRITORY" means all of Canada.

     "MASTER FRANCHISEE" means all persons signing the signature page of this Agreement as Master Franchisee, jointly and individually.

     "NOTICE OF DEFAULT" means the notices described in Article 11.

     "OFFNET" means traditional long distance telephone services that do not use IP protocol or the Internet.

     "PROPRIETARY MARKS" means the service mark and logo "Access
Power" and all other trademarks, service marks, trade names, logos and commercial symbols authorized by the Franchisor as part of the System.

     "PROPRIETARY PROPERTY" means the Proprietary Marks, Confidential Information and copyrighted information of the Franchisor or its affiliates which the Master Franchisee is entitled to use under this Agreement.

     "ROYALTY FEE" means the fee described in Subsection 4.5(a).

     "SOFTWARE" means the computer software licensed to the Master Franchisee by VocalTec Gateway.

     "SUCCEEDING TERM" means the period described in Subsection
17.2(a).

     "SUCCESSOR ACCESS POWER INTERNATIONAL MASTER FRANCHISE AGREEMENT" means the current form of international master franchise agreement for new Access Power master franchisees at the time the Master Franchisee elects to enter into such agreement in accordance with Section 17.2.

     "SYSTEM" means the Franchisor's system for operating an Access Power Franchise, which System includes, specific standards and procedures and Proprietary Property all of which may be improved, further developed or otherwise modified.

     "TRAINEES" means the persons approved by the Franchisor who attend Initial Training.

     "TRANSFER FEE" means the fee described in Subsection 10.2(c)(v).

     "UNIQUE CONSIDERATION" means the consideration described in Subsection 10.3(c).

     "UNIT" means either a Company Unit or a Franchise Unit.

     SECTION 18.2 OTHER DEFINITIONAL PROVISIONS.
                  -----------------------------

     (a) All of the terms defined in this Agreement shall have such defined meanings when used in other documents issued under, or delivered pursuant to, this Agreement unless the context shall otherwise require or unless specifically otherwise defined in such other document; and

     (b) The term "person" includes any corporation, partnership, estate, trust, association, branch, bureau, subdivision, venture, associated group, individual, government, institution, instrumentality and other entity, enterprise, association or endeavor of every nature and kind.

                  ARTICLE 19 - GENERAL PROVISIONS

SECTION 19.1  RELEASE OF PRIOR CLAIMS.
              -----------------------

     By executing this Agreement, the Master Franchisee, and each successor of the Master Franchisee under this Agreement forever releases and discharges the Franchisor and its affiliates, its Designees, franchise sales brokers, if any, or other agents, and their respective officers, directors, representatives, employees and agents, from any and all claims of any kind, in law or in equity, which may exist as of the Agreement Date relating to, in connection with, or arising under this Agreement or any other agreement between the parties, or relating in any other way to the conduct of the Franchisor, its affiliates, its Designees, franchise sales brokers, if any, or other agents, and their respective officers, directors, representatives, employees and agents prior to the Agreement Date, including any and all claims, whether presently known or unknown, suspected or unsuspected, arising under the franchise, business opportunity, securities, antitrust or other laws of the United States or Canada.

     SECTION 19.2  AMENDMENTS.
                   ----------

     Except as specifically provided in this Agreement, the provisions of this Agreement may not be amended, supplemented, waived or changed orally, but only by a written document signed by the party as to whom enforcement of any such amendment, supplement, waiver or modification is sought and making specific reference to this Agreement. With respect to the Franchisor, only the President of the Franchisor shall have the authority to execute any amendment on behalf of the Franchisor. No other officer, employee or agent of the Franchisor shall have authority to execute any amendment. This Section is expressly subject by the terms of Sections 19.4 and 19.8.

     SECTION 19.3   PROMOTIONAL ALLOWANCES.
                    ----------------------

     Master Franchisee grants Franchisor the right to freely use, with prior approval, any pictures, information, or biographical material relating to Master Franchisee or Master Franchisee Access Power Franchise for use in promotional literature or in any other way beneficial to the Access Power organization as a whole. Master Franchisee will cooperate in securing photographs, including obtaining consents from any persons appearing in photographs. If Franchisor publishes anything Master Franchisee feels reflects unfairly or inaccurately on Master Franchisee, Access Power Franchise or an individual, Franchisor will take all reasonable steps in Franchisor power to retract the material.

     Section 19.4  MODIFICATION OF THE SYSTEM.
                   --------------------------

     THE MASTER FRANCHISEE RECOGNIZES AND AGREES THAT FROM TIME TO TIME AFTER THE AGREEMENT DATE THE FRANCHISOR MAY REASONABLY CHANGE OR MODIFY THE SYSTEM. THE MASTER FRANCHISEE AGREES TO ACCEPT AND BE BOUND BY, ANY SUCH CHANGES IN THE SYSTEM AS IF THEY WERE PART OF THIS AGREEMENT AT THE TIME OF EXECUTION OF THIS AGREEMENT. THE MASTER FRANCHISEE WILL MAKE SUCH EXPENDITURES AS SUCH CHANGES OR MODIFICATIONS OF THE SYSTEM AS THE FRANCHISOR MAY REASONABLY REQUIRE.


     SECTION 19.5  BINDING EFFECT.
                   --------------

     All of the terms and provisions of this Agreement, whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective personal representatives, legal representatives, heirs, successors and permitted assigns.

     SECTION 19.6  NOTICES.
                   -------

     All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing (including telex, telecopied and telegraphic communication) and shall be (as elected by the person giving such notice) hand delivered by messenger or courier service, telecopied, telecommunicated, or mailed (airmail if international) by registered or certified mail (postage prepaid), return receipt requested, addressed to:

     If to the Franchisor:               With a copy to:

     Access Power, Inc.                  Keith J. Kanouse, Esq.
     10033 Sawgrass Drive West           Keith J. Kanouse, P.A.
     Suite 100                           2424 North Federal Highway, Suite 353
     Ponte Vedra Beach, FL 32082         Boca Raton, FL 33431
     Attn:  Glenn Smith, President

     If to the Master Franchisee:

     __________________________                   _________________________
     __________________________                   _________________________
     __________________________                   _________________________
     Attn:  ___________________                   Attn: ___________________

or to such other address as any party may designate by notice complying with the terms of this Section. Each such notice shall be deemed delivered: (a) on the date delivered if by personal delivery;
(b) on the date of transmission with confirmed answer back if by telex, telefax or other telegraphic method; and (c) on the date upon which the return receipt is signed or delivery is refused or the notice is designated by the postal authorities as not deliverable, as the case may be, if mailed.

     SECTION 19.7  HEADINGS.
                   --------

     The headings and subheadings contained in this Agreement are for convenience of reference only, are not to be considered a part of this Agreement and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

     SECTION 19.8  SEVERABILITY.
                   ------------



     (a) If any provision of this Agreement or any other agreement entered into pursuant to this Agreement is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder of this Agreement shall not be invalidated thereby and shall be given full force and effect so far as possible. If any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning that renders it valid and enforceable.

     (b) If any applicable law of any jurisdiction requires a greater prior notice of the termination of or non-renewal of this Agreement (if permitted) than is required under this Agreement, or the taking of some other action not required under this Agreement, or if under any applicable law of any jurisdiction, any provision of this Agreement or any requirement prescribed by the Franchisor is invalid or unenforceable, the prior notice and/or other action required by such law shall be substituted for the comparable provisions of this Agreement. The Franchisor shall have the right, in its sole discretion, to modify such invalid or unenforceable requirement to the extent required to be valid and enforceable.
Such modifications to this Agreement shall be effective only in such jurisdiction, unless the Franchisor elects to give them greater applicability, and this Agreement shall be enforced as originally made and entered into in all other jurisdictions.

     SECTION 19.9  WAIVERS.
                   -------
     The failure or delay of any party at any time to require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy under this Agreement. Any waiver by any party of any breach of any provision of this Agreement should not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

     SECTION 19.10  ENFORCEMENT COSTS.
                    -----------------

     If any arbitration, legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provision of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, arbitration costs, court costs and all expenses even if not taxable as arbitration or court costs (including all such fees, costs and expenses incident to arbitration, appellate, bankruptcy and post-judgment proceedings), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled. Attorneys' fees include paralegal fees, administrative costs, investigative costs, costs of expert witnesses, court reporter fees, sales and use taxes, if any, and all other charges billed by the attorneys to the prevailing party. If the Franchisor is required to engage legal counsel in connection with any failure by the Master Franchisee to pay when due any monies owed under this Agreement or submit when due any reports, information or supporting records, or in connection with any failure otherwise to comply with this Agreement, the Master Franchisee must reimburse the Franchisor on demand for all of the above-listed costs and expenses incurred by it. If the Master Franchisee is required to engage legal counsel in connection with any failure by the Franchisor to pay when due any monies owed under this Agreement or submit when due any reports, information or supporting records, or in connection with any failure otherwise to comply with this Agreement, the Franchisor must reimburse the Master Franchisee on demand for all of the above-listed costs and expenses incurred by it.

     SECTION 19.11  JURISDICTION AND VENUE.
                    ----------------------

     The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Duval County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other Federal or state court, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement shall be brought in the District Court of the United States, Northern District of Florida or, if such court lacks jurisdiction, the courts of record of the State of Florida in Duval County, Florida; (b) consents to the jurisdiction of each such court in any suit, action or proceeding; (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court paper may be effected on such party by mail at the last known address, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in the State of Florida.

     SECTION 19.12 REMEDIES CUMULATIVE.
                   -------------------

     Except as otherwise expressly provided in this Agreement, no remedy in this Agreement conferred upon any party is intended to be exclusive of any other remedy. Each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or later existing at law or in equity or by statute or otherwise. No single or partial exercise by any party of any right, power or remedy under this Agreement shall preclude any other or further exercise of such right, power or remedy.

     SECTION 19.13  EFFECTIVENESS; COUNTERPARTS.
                    ---------------------------

     This Agreement shall not be effective or be binding and enforceable against the Franchisor until it is accepted by the Franchisor at its home office in Ponte Vedra Beach, Florida and executed by the President of the Franchisor. No other officer, employee or agent of the Franchisor shall have authority to accept and/or execute this Agreement on behalf of the Franchisor and the Master Franchisee is advised not to incur any expenses with respect to opening the Master Franchisee's business until the Master Franchisee has received a final executed copy of this Agreement from the Franchisor's home office executed by its President. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon any party to such confirmation.

     SECTION 19.14  CONSENTS, APPROVALS AND SATISFACTION.
                    ------------------------------------

     Whenever the consent or approval of the Franchisor is required under this Agreement, such consent or approval shall not be unreasonably withheld or delayed unless specifically stated in this Agreement to the contrary. All consents or approvals required of the Franchisor shall not be binding upon the Franchisor unless the consent or approval is in writing and signed by the President of the Franchisor. No other officer, employee or agent of the Franchisor shall have authority to execute any consent or approval on behalf of the Franchisor. The Franchisor's consent or approval, whenever required, may be withheld if any default by the Master Franchisee exists under this Agreement. Anytime the satisfaction of the Franchisor is required under this Agreement, unless the Agreement expressly states otherwise such satisfaction shall be determined in the sole discretion of the Franchisor.

     SECTION 19.15  GOVERNING LAW.
                    -------------

     Except to the extent governed by the United States Trademark Act of 1946 (Lanham Act, 15 U.S.C. Sections 1051 et seq. or the United States Arbitration Act, 9 U.S.C. Sections 1 et seq.), this Agreement and any other agreement relating to this Agreement and all transactions contemplated by this Agreement and any other agreement relating to this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Florida without regard to principles of conflicts of laws.

     SECTION 19.16  INTERPRETATION.
                    --------------

     Each of the parties acknowledge that they have been or have had the opportunity to have been represented by their own counsel throughout the negotiations and at the execution of this Agreement and all of the other documents executed incidental to this Agreement and, therefore, none of the parties shall, while this Agreement is effective or after its termination, claim or assert that any provisions of this Agreement or any of the other documents should be construed against the drafter of this Agreement or any of the other documents.

     SECTION 19.17  ENTIRE AGREEMENT.
                    ----------------

     This Agreement, its Exhibits and all other written agreements related to this Agreement and expressly referenced in this Agreement, represent the entire understanding and agreement between the parties with respect to the subject matter of this Agreement, and supersedes all other negotiations, understandings and representations, if any, made by and between the parties. No representations, inducements, promise or agreements, oral or otherwise, if any, not embodied in this Agreement shall be of any force and effect.

     SECTION 19.18  SURVIVAL.
                    --------

     All obligations of the Franchisor and the Master Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

     SECTION 19.19  FORCE MAJEURE.
                    -------------

     Neither the Franchisor nor the Master Franchisee shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results solely from the following causes beyond its reasonable control, specifically: (a) transportation shortages or inadequate supply of equipment, merchandise, supplies, labor, material, or energy; (b) the imposition of quotas or other import restrictions; (c) compliance with any applicable law; or (d) war, strikes, natural disaster or acts of God. Any delay resulting from any of said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable, except that said causes shall not excuse payments of amounts owed to the Franchisor for any reason. However, if any such force majeure shall continue for a period in excess of 6 months, the Franchisor may terminate this Agreement upon written notice to the Master Franchisee.

     SECTION 19.20  THIRD PARTIES.
                    -------------

     Except as provided in this Agreement to the contrary with respect to any affiliates of the Franchisor, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons
(including other Access Power franchisees) other than the parties and their respective personal representatives, other legal representatives, heirs, successors and permitted assigns. Further, except as provided in this Agreement to the contrary with respect to any Designee of the Franchisor, nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     SECTION 19.21  RIGHT OF PARTIES.
                    ----------------

     In the event that the Master Franchisee defaults in performing any of its obligations under this Agreement, the Franchisor shall have the right (but not the obligation) to perform the Master Franchisee's obligations and shall be reimbursed by the Master Franchisee for the actual costs of so performing, together with accrued interest permitted under this Agreement on overdue amounts. Interest shall accrue commencing on the 10th day after demand by the Franchisor for reimbursement.

     Section 19.22  Language.
                    --------

     The parties acknowledge having required that this Agreement as well as all notices, documents, comments and other agreements related hereto be drafted in the English language: les parties aux presentes reconnaissent avoir exige que cette convention ainsi que tous avis, documents, engagements, ou autres ententes s'y rapportant soient rediges en anglais.

     Section 19.23  WAIVER OF PUNITIVE DAMAGES CLAIMS.
                    ---------------------------------

     THE PARTIES MUTUALLY AND WILLINGLY WAIVE TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER AND AGREE THAT IN THE EVENT OF A DISPUTE BETWEEN THEM, EACH SHALL BE LIMITED TO THE RECOVERY OF ACTUAL DAMAGES SUSTAINED BY IT.

     Section 19.24  WAIVER OF JURY TRIAL.
                    --------------------

     THE PARTIES MUTUALLY AND WILLINGLY WAIVE THE RIGHT TO A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSS CLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE SALE, NEGOTIATION, EXECUTION, OR PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS AGREEMENT RELATES.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement.

Witnesses:

     MASTER FRANCHISEE:

____________________________________    ACCESS POWER CANADA ____________

____________________________________    By:__________________________________
                                                   Ron Crowe, President

     FRANCHISOR:

____________________________________    ACCESS POWER, INC.

____________________________________    By:__________________________________
                                                   Glenn Smith, President
STATE OF FLORIDA
COUNTY OF ST. JOHNS

STATE OF FLORIDA

     The foregoing instrument was acknowledged before me on April 22, 1998, by Glenn Smith, as President of Access Power, Inc., a Florida corporation, on behalf of the corporation. He personally appeared before me at the time of notarization.


NOTARY PUBLIC - STATE OF FLORIDA:
                                     sign ____________________________________

                                   print ____________________________________

        Personally Known _____ OR Produced Identification _____

                   Type of Identification Produced:

                   ________________________________



     The foregoing instrument was acknowledged before me this _____ day of April, 1998, by ____________________, as ___________ of Access
Power Canada, a ____________ corporation, on behalf of the corporation. He or she personally appeared before me at the time of notarization.

NOTARY PUBLIC - ___________________________:

                              sign  ____________________________________

                              print ____________________________________

        Personally Known _____ OR Produced Identification _____

                   Type of Identification Produced:
                   ________________________________

                       Exhibit A to Access Power
               International Master Franchise Agreement


              FORM OF ACCESS POWER FRANCHISE AGREEMENT

                       Exhibit B to Access Power
               International Master Franchise Agreement


                     TRADEMARKS GRANTED AND FILED

                       Exhibit C to Access Power
               International Master Franchise Agreement


             VOCAL TEC GATEWAY SOFTWARE LICENSE AGREEMENT

                       Exhibit D to Access Power
                International Master License Agreement

                DEPLOYMENT/PERFORMANCE SCHEDULE


     Period                    Minimum         Minimum Number Network
                              Cumulative     Lines Deployed by other than
                              Operational       Master Franchisee and
                                 Lines           Franchisees thereof
--------------------------------------------------------------------------
By September 30, 1999             240                    1920
By September 30, 2000             480                    3840
By September 30, 2001             720                    5760
By September 30, 2002             960                    7680
By September 30, 2003            1200                    9600
By September 30, 2004            1440                  11,520
By September 30, 2005            1680                  13,440
By September 30, 2006            1920                  15,360
By September 30, 2007            2160                  17,280
By September 30, 2008            2400                  19,200


Lines refers to number of Internet Telephony lines available for production service.

The deployment requirement of the Master Franchisee is in effect as long as: a) Franchisor and its franchisees, excluding Lines deployed by the Master Franchisee and the franchisees thereof, have deployed eight times the number of Lines that have been deployed by the Master Franchisee and the franchisees thereof; and b) The number of Lines deployed by the Master Franchisee and the franchisees thereof are below 2400.

Any Lines deployed, by the Master Franchisee, outside of the Master Franchise Territory, pursuant to subsequent Agreements with the Franchisor, excluding Lines in the United States or South America, are to be counted towards the Minimum Cumulative Operational Lines required of the Master Franchisee.

* Minimum Performance Requirement. THIS MINIMUM PERFORMANCE STANDARD IS IN NO WAY INTENDED TO INFER THAT THE FRANCHISEE WILL EXPERIENCE GROSS REVENUES OF ANY PARTICULAR LEVEL.

                        Exhibit E to Access Power
               International Master Franchise Agreement


             COLLATERAL ASSIGNMENT OF FRANCHISE AGREEMENTS


     THIS COLLATERAL ASSIGNMENT OF FRANCHISE AGREEMENTS is signed on __________________, 199__ by Access Power Canada __________ (the
"Master Franchisee") to Access Power, Inc., a Florida corporation (the "Franchisor").

                              BACKGROUND

     A. The Franchisor and the Master Franchisee are in the process of entering into an International Master Franchise Agreement (the
"International Master Franchise Agreement").

     B. Section 5.7 of the International Master Franchise Agreement requires, as security for the obligation of the Master Franchisee to the Franchisor, that the Master Franchisee collateral assign to the Franchisor the Master Franchisee's interest, as franchisor, in all franchise agreements entered into by the Master Franchisee.

     The parties agree as follows:

     Section 1.    Grant of Security Interest.
                   --------------------------

          As security for Master Franchisee monetary and other obligations to Franchisor or Franchisor Affiliates, Master Franchisee grants to Franchisor a first priority security interest in all Master Franchisee business assets, including all telephony hardware and software, furniture, fixtures, machinery, equipment, inventory and all other property, (tangible or intangible), Master Franchisee now owns or later acquires used in Master Franchisee Access Power Franchise and wherever located, and all Master Franchisee contractual and related rights under this Agreement and all other agreements between the parties. Master Franchisee will sign all financing statements, continuation statements, notices of lien, assignments, or other documents as required to perfect and maintain Franchisor security interest. Franchisor agrees to subordinate Franchisor security interest to: (i) the landlord's lien; (ii) the security interest of a reputable institutional lender for a loan to Master Franchisee for working capital purposes; or (iii) the purchase money security interest of an approved equipment vendor for any equipment Master Franchisee purchase or lease and use in the operation of Master Franchisee Access Power Franchise.

     Section 2. Master Franchisee's Affirmative Covenants.
                -----------------------------------------

     (iv)   The Master Franchisee covenants and
agrees that it shall faithfully observe and perform all of the obligations and agreements imposed upon the Master Franchisee under the franchise agreements.

     (v) The Master Franchisee will provide the Franchisor with copies of all franchise agreements and all notices received in connection with the franchise agreements.

     (vi)   From and after the date of this Agreement, the Master
Franchisee's Interest in Franchise Agreements may not be materially altered, amended or canceled without the prior written consent of the Franchisor.



     (vii) The Master Franchisee shall not sell, assign, encumber, grant or permit any other security interest in or lien or encumbrance upon the Interest in Franchise Agreements without the written consent of the Franchisor which shall be at the Franchisor's sole discretion to grant.

     Section 3.    Master Franchisee's Representations and Warranties.
                   --------------------------------------------------

     The Master Franchisee represents and warrants:

     (i) The Master Franchisee is the sole franchisor under each franchise agreement free and clear of all liens, security interests or other encumbrances and has the power and authority to assign and grant the security interest in the Interest in Franchise Agreements to the Franchisor; and

     (ii) The Master Franchisee has made no prior assignments of the Interest in Franchise Agreements.

     Section 4.    Remedies for Default.
                   --------------------

     (i) Upon the occurrence of an Event of Default under the International Master Franchise Agreement, the Franchisor shall have any and all rights and remedies available to the Franchisor under applicable law and pursuant to the International Master Franchise Agreement, in such order of application as the Franchisor may determine, all without further notice to the Master Franchisee, and may execute any documents necessary to effect the foregoing.

     (ii) Upon the occurrence of an Event of Default under the International Master Franchise Agreement, the Franchisor may enforce this Collateral Assignment by notifying a franchisee under a franchise agreement in accordance with the notice provision in the Franchise Agreement. The affidavit or written statement of an officer, agent or attorney of the Franchisor stating that there has been an Event of Default by the Master Franchisee shall constitute conclusive evidence thereof, and a franchisee or any other person is authorized and directed to rely thereon.

     (iii) Upon the occurrence of an Event of Default under the International Master Franchise Agreement, the Franchisor may elect to exercise any and all of the Master Franchisee's rights and remedies under the franchise agreements, without any interference or objection from the Master Franchisee including receiving any receipt of royalties and other payments from franchisees.

     (iv) The Franchisor may, at its option, take over and enjoy the benefits of the franchise agreements, exercise the Master Franchisee's rights under the franchise agreements as franchisor, and perform all acts in the same manner and to the same extent as the Master Franchisee might do. The Master Franchisee releases any and all claims which it has or might have against the Franchisor arising out of such performance by the Franchisor.

     Section 5.  Miscellaneous.
                 -------------

     (i) The Franchisor will not be deemed in any manner to have assumed the Interest in Franchise Agreements, nor shall the Franchisor be liable to the Master Franchisee by reason of any default by any party. The Master Franchisee indemnifies and holds the Franchisor harmless of and from any and all liability, loss or damage that it may or might incur by reason of any claims or demands against it based on its alleged assumption of the Master Franchisee's duty and obligation to perform and discharge the terms, covenants and agreements of the Franchise Agreements arising prior to actual assumption of the Interest in Franchise Agreements by the Franchisor.

     (ii) All of the foregoing powers granted in this Agreement to the Franchisor shall be liberally construed. The Franchisor need not expend its own funds in the exercise of such powers, but if it does, such amount shall be considered as advances for and on behalf of the Master Franchisee secured by this Collateral Assignment.

     (iii) The Franchisor is not the agent, partner, or joint venturer of the Master Franchisee.

     (iv) This Collateral Assignment may be enforced from time to time by the Franchisor at its discretion, with or without order of any court. The Franchisor may also at any time cease to enforce this Collateral Assignment. Any failure on the part of the Franchisor promptly to exercise any option given or reserved by this Agreement shall not prevent the exercise of any such option at any time thereafter. The Franchisor may pursue and enforce any remedy or remedies accorded it in this Agreement independently of, in conjunction or concurrently with, or subsequent to its pursuit of enforcement of any remedy or remedies that it may have under the International Master Franchise Agreement.

     IN WITNESS WHEREOF, the Master Franchisee has caused this
Collateral Assignment to be duly executed on the day first above written.

                                   MASTER FRANCHISEE:

                                   ACCESS POWER CANADA

                                   By:_________________________________


                                   FRANCHISOR:

                                   ACCESS POWER, INC.


                                    By:__________________________________
                                        Glenn Smith, President

STATE OF ______________

COUNTY OF _____________

     The foregoing instrument was acknowledged before me this _____ day of March, 1998, by __________________, as ______________ of Access
Power Canada _______________, a __________________ corporation, on behalf of the corporation. He or she personally appeared before me at the time of notarization.

NOTARY PUBLIC - STATE OF _______________:

                                    sign  ____________________________________

                                   print  ____________________________________

       Personally Known _____ or   Produced Identification _____

                   Type of Identification Produced:

                   ________________________________


STATE OF FLORIDA


     The foregoing instrument was acknowledged before me this 22nd day of April, 1998, by Glenn Smith, as President of Access Power, Inc., a Florida corporation, on behalf of the corporation. He personally appeared before me at the time of notarization.

NOTARY PUBLIC - STATE OF FLORIDA:

                              sign ____________________________________

                             print ____________________________________

       Personally Known _____ or  Produced Identification _____

                   Type of Identification Produced:

                         Exhibit F to Access Power
               International Master Franchise Agreement

                    RIDER TO UCC-1 FINANCING STATEMENT


     The Debtor (Franchisee) grants to the Secured Party (Franchisor) a security interest in the following described property:

     A. All of the Debtor's right, title and interest as Franchisee under the Access Power Franchise Agreement with the Secured Party of even date herewith and all related documents;

     B. All of the Debtor's Inventory, of whatever type or description, wherever located now owned or later acquired;

     C. All of the Debtor's Accounts, including all notes receivable, accounts receivable, contract rights and all other forms of customer obligations now existing and that may at any time come into existence;

     D. All of the Debtor's equipment, machinery, furniture, fixtures and other items of personal property, whether now or later acquired;

     E. All of the Debtor's permits, licenses and other governmental approvals;

     F. The Debtor's business on an ongoing basis, together with all good will of the business, and all of the Debtor's contract rights, customer lists, price lists, patents, trademarks, service marks, trade names, trade secrets and other proprietary information;

     G. All of the Debtor's cash, certificates of deposit, securities, instruments and general intangibles, including all cash in the Debtor's operating accounts;

     H. The right to all insurance proceeds of all insurance covering the Collateral;

     I. All proceeds, products, replacements, additions, substitutions and accessions of and to all the foregoing; and

     J. All personal property of the Debtor, whether now or later existing or now owned or later acquired,of every kind and description, tangible or intangible, now or later in the possession, custody or control of the Secured Party, now or later existing.

 The Debtor's personal assets including consumer goods are not subject to this security interest



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